                                                                   EXHIBIT 10.21


                                                                [EXECUTION COPY]

================================================================================

                                  $475,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     AMONG


                           COOPER CAMERON CORPORATION
                      AND THE OTHER BORROWERS NAMED HEREIN

                                 as Borrowers,

                           THE LENDERS NAMED HEREIN,

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    as Agent

                                      and

                              ABN AMRO BANK, N.V.,
                           BANK OF AMERICA ILLINOIS,
                            THE BANK OF NOVA SCOTIA,
                           THE CHASE MANHATTAN BANK,
                       CREDIT LYONNAIS, NEW YORK BRANCH,
                          NATIONSBANK OF TEXAS, N.A.,
                        PNC BANK, NATIONAL ASSOCIATION,
                           ROYAL BANK OF CANADA, and
                       SOCIETE GENERALE, SOUTHWEST AGENCY

                                  as Co-Agents


                                  DATED AS OF

                                 March 20, 1997


================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS


                                   ARTICLE II

                                   THE CREDITS

       2.1    Revolving Credit Advances   . . . . . . . . . . . . . . . . . . 22
       2.2    Singaporean Swing Loan.   . . . . . . . . . . . . . . . . . . . 23
       2.3    Canadian Swing Loan.  . . . . . . . . . . . . . . . . . . . . . 25
       2.4    Ratable Loans   . . . . . . . . . . . . . . . . . . . . . . . . 26
       2.5    Types of Revolving Credit Advances  . . . . . . . . . . . . . . 26
       2.6    Method of Selecting Types and Interest Periods for New
              Revolving Credit Advances   . . . . . . . . . . . . . . . . . . 26
       2.7    Conversion and Continuation of Outstanding Advances   . . . . . 27
       2.8    Competitive Bid Advances  . . . . . . . . . . . . . . . . . . . 28
       2.9    Availability of Funds   . . . . . . . . . . . . . . . . . . . . 32
       2.10   Fees; Reductions in Aggregate Revolving Credit Commitment   . . 32
       2.11   Minimum Amount of Each Advance  . . . . . . . . . . . . . . . . 33
       2.12   Optional Principal Payments   . . . . . . . . . . . . . . . . . 33
       2.13   Mandatory Payments.   . . . . . . . . . . . . . . . . . . . . . 33
       2.14   Interest Rate, etc.   . . . . . . . . . . . . . . . . . . . . . 34
       2.15   Rates Applicable After Default  . . . . . . . . . . . . . . . . 34
       2.16   Method of Payment   . . . . . . . . . . . . . . . . . . . . . . 34
       2.17   Telephonic Notices  . . . . . . . . . . . . . . . . . . . . . . 35
       2.18   Interest Payment Dates; Interest and Fee Basis  . . . . . . . . 35
       2.19   Notification of Advances, etc   . . . . . . . . . . . . . . . . 36
       2.20   Lending Offices   . . . . . . . . . . . . . . . . . . . . . . . 36
       2.21   Non-Receipt of Funds by the Agent   . . . . . . . . . . . . . . 36
       2.22   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

       3.1    Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . 41
       3.2    Changes in Capital Adequacy Regulations   . . . . . . . . . . . 42
       3.3    Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . 43
       3.4    Availability of Types of Advances   . . . . . . . . . . . . . . 43
       3.5    Funding Indemnification   . . . . . . . . . . . . . . . . . . . 43
       3.6    Lender Statements; Survival of Indemnity  . . . . . . . . . . . 43
       3.7    Right to Substitute Lender  . . . . . . . . . . . . . . . . . . 44

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

       4.1    Restatement   . . . . . . . . . . . . . . . . . . . . . . . . . 45
       4.2    Each Future Advance   . . . . . . . . . . . . . . . . . . . . . 47

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

       5.1    Corporate Existence and Standing  . . . . . . . . . . . . . . . 48
       5.2    Authorization and Validity  . . . . . . . . . . . . . . . . . . 48
       5.3    Compliance with Laws and Contracts  . . . . . . . . . . . . . . 48
       5.4    Governmental Consents   . . . . . . . . . . . . . . . . . . . . 49
       5.5    Financial Statements  . . . . . . . . . . . . . . . . . . . . . 49
       5.6    Material Adverse Change   . . . . . . . . . . . . . . . . . . . 49
       5.7    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       5.8    Litigation and Contingent Obligations   . . . . . . . . . . . . 50
       5.9    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . 50
       5.10   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       5.11   Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       5.12   Federal Reserve Regulations   . . . . . . . . . . . . . . . . . 51
       5.13   Investment Company  . . . . . . . . . . . . . . . . . . . . . . 51
       5.14   Material Agreements   . . . . . . . . . . . . . . . . . . . . . 51
       5.15   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . 51
       5.16   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . 52
       5.17   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                                   ARTICLE VI

                                    COVENANTS

       6.1    Financial Reporting   . . . . . . . . . . . . . . . . . . . . . 52
       6.2    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . 54
       6.3    Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . 54
       6.4    Conduct of Business   . . . . . . . . . . . . . . . . . . . . . 54
       6.5    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
       6.6    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . 55
       6.7    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . 55
       6.8    Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . 55
       6.9    Capital Stock and Dividends   . . . . . . . . . . . . . . . . . 55
       6.10   Indebtedness of Subsidiaries.   . . . . . . . . . . . . . . . . 56
       6.11   Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       6.12   Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . 56
       6.13   Sale of Accounts  . . . . . . . . . . . . . . . . . . . . . . . 56

       6.14   Investments in Foreign Subsidiaries   . . . . . . . . . . . . . 56
       6.15   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
       6.16   Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . 57
       6.17   Environmental Matters   . . . . . . . . . . . . . . . . . . . . 57
       6.18   Restrictions on Subsidiary Payments   . . . . . . . . . . . . . 58
       6.19   Financial Covenants   . . . . . . . . . . . . . . . . . . . . . 58
       6.20   ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . 58

                                   ARTICLE VII

                                    DEFAULTS


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

       8.1    Optional Acceleration of Maturity   . . . . . . . . . . . . . . 61
       8.2    Automatic Acceleration of Maturity  . . . . . . . . . . . . . . 61
       8.3    Cash Collateral Account   . . . . . . . . . . . . . . . . . . . 62
       8.4    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       8.5    Preservation of Rights  . . . . . . . . . . . . . . . . . . . . 63

                                   ARTICLE IX

                               GENERAL PROVISIONS

       9.1    Survival of Representations   . . . . . . . . . . . . . . . . . 64
       9.2    Governmental Regulation   . . . . . . . . . . . . . . . . . . . 64
       9.3    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
       9.4    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
       9.5    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . 64
       9.6    Several Obligations; Benefits of this Agreement   . . . . . . . 64
       9.7    Expenses; Indemnification   . . . . . . . . . . . . . . . . . . 64
       9.8    Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       9.9    Severability of Provisions  . . . . . . . . . . . . . . . . . . 65
       9.10   Nonliability of Lenders   . . . . . . . . . . . . . . . . . . . 65
       9.11   CHOICE OF LAW   . . . . . . . . . . . . . . . . . . . . . . . . 65
       9.12   CONSENT TO JURISDICTION   . . . . . . . . . . . . . . . . . . . 66
       9.13   WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . 66
       9.14   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       9.15   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 66
       9.16   Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . 67

                                    ARTICLE X

                                    THE AGENT

       10.1   Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . 67
       10.2   Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       10.3   General Immunity  . . . . . . . . . . . . . . . . . . . . . . . 67
       10.4   No Responsibility for Loans, Recitals, etc.   . . . . . . . . . 67
       10.5   Action on Instructions of Lenders   . . . . . . . . . . . . . . 68
       10.6   Employment of Agents and Counsel  . . . . . . . . . . . . . . . 68
       10.7   Reliance on Documents; Counsel  . . . . . . . . . . . . . . . . 68
       10.8   Agent's Reimbursement and Indemnification   . . . . . . . . . . 68
       10.9   Notice of Default   . . . . . . . . . . . . . . . . . . . . . . 68
       10.10  Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . 69
       10.11  Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . 69
       10.12  Successor Agent and Issuing Bank  . . . . . . . . . . . . . . . 69
       10.13  Co-Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . 70

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

       11.1   Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
       11.2   Ratable Payments  . . . . . . . . . . . . . . . . . . . . . . . 70

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       12.1   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . 71
       12.2   Participations.   . . . . . . . . . . . . . . . . . . . . . . . 71
       12.3   Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . 72
       12.4   Dissemination of Information  . . . . . . . . . . . . . . . . . 73
       12.5   Tax Treatment   . . . . . . . . . . . . . . . . . . . . . . . . 73

                                  ARTICLE XIII

                                     NOTICES

       13.1   Giving Notice   . . . . . . . . . . . . . . . . . . . . . . . . 73
       13.2   Change of Address   . . . . . . . . . . . . . . . . . . . . . . 73

                                    EXHIBITS
                                    --------

Exhibit A (Article I)              Competitive Bid Note
Exhibit B (Article I)              Competitive Bid Quote
Exhibit C (Article I)              Competitive Bid Quote Request
Exhibit D (Article I)              Invitation for Competitive Bid Quotes
Exhibit E (Article I)              Revolving Credit Note
Exhibit F-1 (Article I)            Singaporean Swing Loan Note
Exhibit F-2 (Article I)            Canadian Swing Loan Note
Exhibit G (Section 6.1(d))         Compliance Certificate
Exhibit H (Section 12.3.1)         Assignment Agreement



                                    SCHEDULES
                                    ---------

Schedule 2.9  -      Payment Offices
Schedule 5.9  -      Subsidiaries
Schedule 5.10 -      ERISA
Schedule 5.15 -      Environmental
Schedule 6.15 -      Liens

                     AMENDED AND RESTATED CREDIT AGREEMENT


       This Amended and Restated Credit Agreement, dated as of March 20, 1997, is among COOPER CAMERON CORPORATION, a Delaware corporation, COOPER CAMERON (U.K.) LIMITED, a company formed under the laws of the United Kingdom, CAMERON FRANCE, S.A., a societe anonyme formed under the laws of the Republic of France, CAMERON GMBH, a Gesellschaft mit beschrankter Haftung formed under the laws of the Federal Republic of Germany, COOPER CAMERON (SINGAPORE) PTE. LTD., a private limited company formed under the laws of the Republic of Singapore, the Lenders (as defined below), ABN AMRO BANK, N.V., BANK OF AMERICA ILLINOIS, THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, CREDIT LYONNAIS, NEW YORK BRANCH, NATIONSBANK OF TEXAS, N.A., PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, and SOCIETE GENERALE, SOUTHWEST AGENCY, individually and as Co-Agents, and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.


                                R E C I T A L S:

       A. The Borrowers (as this and other capitalized terms used in these recitals are defined below), certain of the Lenders, certain of the Co-Agents, and the Agent are parties to the Credit Agreement dated as of June 30, 1995, as amended by Amendment No. 1 dated as of June 19, 1996 (the "Existing Credit Agreement"), pursuant to which such Lenders made term loans in the aggregate principal amount of $200,000,000 ("Existing Term Loans") and a revolving credit facility in the aggregate committed amount of $275,000,000 ("Existing Revolver") to the Borrowers, the proceeds of which were used (1) for the general corporate needs of the Borrower and the Subsidiaries and (2) to repay certain indebtedness of the Borrower and the Subsidiaries.

       B. The Borrowers have requested the Lenders to amend the Existing Credit Agreement to refinance the Existing Term Loans and the Existing Revolver and to revise certain terms thereof and the Lenders have agreed to do so on the terms and conditions set forth herein.

       C. The Lenders have agreed to restate the Existing Credit Agreement so that this Amended and Restated Credit Agreement constitutes for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders, the Co-Agents, and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       As used in this Agreement:

       "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Revolving Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Revolving Lender and accepted by the Borrower.

       "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Revolving Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

       "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.8.

       "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 30 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

       "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

       "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date by some or all of the Lenders to the Relevant Borrower (a) of the same Type (or on the same interest basis in the case of Competitive Bid Advances), (b) in the case of Eurocurrency Advances, denominated in Dollars or in the same Alternative Currency, and (c) when applicable, for the same Interest Period, and includes a Competitive Bid Advance and a Swing Advance.

       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 15% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

       "Aggregate Exposure Amount" means, at any time, the sum of the Dollar Equivalent of the aggregate principal amount of all outstanding Revolving Credit Advances, the aggregate principal amount of all outstanding Competitive Bid Advances, the Letter of Credit Exposure, and the Dollar Equivalent of the aggregate principal amount of all outstanding Swing Loans at such time.

       "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Revolving Lenders hereunder.

       "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, modified, or restated and in effect from time to time.

       "Agreement Accounting Principles" means U.S. generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the Financial Statements; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.19, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the Financial Statements.

       "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and
(b) the sum of the Federal Funds Effective Rate most recently determined by First Chicago for such day plus 50 Basis Points per annum.

       "Alternative Currency" shall mean, subject to availability pursuant to
Section 3.4 and to the extent freely transferable and convertible into Dollars,
(a) with respect to Revolving Credit Advances, French francs, German marks, and British pounds sterling, (b) with respect to Canadian Advances, Canadian dollars, and (c) with respect to Singaporean Advances, Dollars and Singapore dollars.

       "Alternative Currency Sublimit" means $100,000,000.

       "Applicable Margin" means, until Senior Debt is rated by either Moody's or S&P and the Borrower elects to use the pricing schedule below based on Senior Debt, for any period with respect to any Eurocurrency Advance, Singaporean Rate Advance, facility fee, or Letter of Credit, the following applicable Basis Points in effect with respect to such period based upon the ratio of Total Debt to Total Capitalization as follows:

------------------------------------------------------------------------------------------
      Total Debt to Total
     Capitalization Ratio                          Applicable Margin
------------------------------------------------------------------------------------------
                                Eurocurrency Advances,
                                   Singaporean Rate
 Greater than                        Advances, and                        Documentary
  or equal to   But less than  Standby Letters of Credit Facility Fees Letters of Credit
------------------------------------------------------------------------------------------
                                                           20 Basis
      50%           ----            45 Basis Points         Points     12.5 Basis Points
------------------------------------------------------------------------------------------
                                                           15 Basis
      45%            50%            30 Basis Points         Points      10 Basis Points
------------------------------------------------------------------------------------------
                                                          12.5 Basis
      40%            45%            25 Basis Points         Points      6 Basis Points
------------------------------------------------------------------------------------------
                                                           11 Basis
     ----            40%           21.5 Basis Points        Points      6 Basis Points
------------------------------------------------------------------------------------------

The ratio of Total Debt to Total Capitalization shall be calculated by the Borrower as of the end of each of its fiscal quarters commencing March 31, 1997 based upon the most recent certificate executed by an Authorized Officer of the Borrower and delivered in accordance with Section 6.1(d). The Applicable Margin shall be adjusted, if necessary, quarterly as of the third day after the delivery of the certificate provided for above. Notwithstanding the foregoing, until adjusted as described above for the fiscal quarter ending March 31, 1997, the ratio of Total Debt to Total Capitalization shall be deemed to be greater than or equal to 40% but less than 45%.

After Senior Debt is rated by either Moody's or S&P and the Borrower has elected by written notice to the Agent to use the pricing schedule below, "Applicable Margin" means for any period with respect to any Eurocurrency Advance, Singaporean Rate Advance, facility fee, or Letter of Credit, the following applicable Basis Points in effect with respect to such period based upon the ratings by S&P or Moody's applicable on such date of Senior Debt as set forth below:

----------------------------------------------------------------------------------
    Senior Debt Rating                       Applicable Margin
----------------------------------------------------------------------------------
                           Eurocurrency Advances,
                              Singaporean Rate
                                 Advances,
                                and Standby                        Documentary
     S&P        Moody's      Letters of Credit    Facility Fees Letters of Credit
----------------------------------------------------------------------------------
                                                    7.5 Basis
 A- or higher A3 or higher    15 Basis Points        Points     7.5 Basis Points
----------------------------------------------------------------------------------
                                                     9 Basis
     BBB+         Baa1        18 Basis Points        Points      6 Basis Points
----------------------------------------------------------------------------------
                                                    11 Basis
     BBB          Baa2       21.5 Basis Points       Points      6 Basis Points
----------------------------------------------------------------------------------
                                                   12.5 Basis
     BBB-         Baa3        25 Basis Points        Points      6 Basis Points
----------------------------------------------------------------------------------
                                                    15 Basis
     BB+          Ba1         35 Basis Points        Points      10 Basis Points
----------------------------------------------------------------------------------
  Lower than   Lower than                           20 Basis
     BB+          Ba1         45 Basis Points        Points     12.5 Basis Points
----------------------------------------------------------------------------------

If a rating for Senior Debt exists from only Moody's or S&P, the Applicable Margin shall be based on such rating. If ratings for Senior Debt exist from both Moody's and S&P and such ratings fall within different categories, the Applicable Margin shall be based on the higher of the two ratings unless the lower rating is two or more levels below the higher rating, in which case the rating which is one level above the lower rating will apply. If the ratings established by Moody's or S&P for Senior Debt change (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. If the rating system of either Moody's or S&P shall change when a rating for Senior Debt exists from both Moody's and S&P or if either such rating agency shall cease to be in the business of rating corporate debt obligations while the other remains in such business, the Applicable Margin shall be based on the rating of the agency that has not changed its rating system or that remains in the business of rating corporate debt obligations.
If both Moody's and S&P shall change their rating system, cease rating Senior Debt or cease to be in the business of rating corporate debt obligations, the Applicable Margin shall be determined by reference to the ratio of Total Debt to Total Capitalization as provided above.

The Applicable Margin may change during an Interest Period.

       "Article" means an article of this Agreement unless another document is specifically referenced.

       "Asset Disposition" means any sale, transfer, or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory in the ordinary course, the sale of obsolete or excess machinery, equipment, or furniture in the ordinary course, and the sale of accounts and notes receivable permitted by Section 6.13).

       "Attributable Debt" means as at the time of determination (a) with respect to a Synthetic Lease, the present value (discounted at the explicit or implicit interest rate applicable to such Synthetic Lease at such time) of the total obligations of the lessee for rental payments during the remaining term of such Synthetic Lease at such time and (b) with respect to an accounts or notes receivable financing or securitization program, the outstanding balance of amounts advanced in respect of the receivables and notes under such program.

       "Authorized Officer" means, with respect to any of the Borrowers, any of the president, chief financial officer or treasurer thereof, acting singly.

       "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

       "Basis Point" means 1/100th of one percent.

       "Borrower" means Cooper Cameron Corporation, a Delaware corporation, and its successors and assigns.

       "Borrowers" means, collectively, the Borrower and the Borrowing Subsidiaries.

       "Borrowing Date" means a date on which an Advance is made hereunder.

       "Borrowing Notice" is defined in Section 2.6.

       "Borrowing Subsidiary" means each of the UK Borrower, the French Borrower, the German Borrower, the Singaporean Borrower, and when a Wholly-Owned Subsidiary is the Canadian Borrower, the Canadian Borrower.

       "Business Day" means (a) with respect to any borrowing, payment, or rate selection of Eurocurrency Advances or Singaporean Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York, and London, and, for currencies other than Eurodollars, the principal financial center of the country in whose currency the Advance is to be funded for the conduct of substantially all of their commercial lending activities and on which dealings in the relevant currency are carried on in the London interbank market; provided that, if on a date on which a Borrowing Notice or Conversion/Continuation Notice is to be given banks are generally open in Chicago and New York, but not in London or the relevant principal financial center and there are at least two days after the date of such Borrowing Notice or Conversion/Continuation Notice is to be given and before the requested Borrowing Date during which banks are generally open in London and the relevant principal financial center, such date shall be a Business Day and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "Canadian Advance" means a borrowing hereunder consisting of the aggregate amount of the several Canadian Swing Loans made by the Canadian Lenders to the Canadian Borrower at the same time and for the same Interest Period.

       "Canadian Borrower" means (a) on the date of this Agreement and until a Wholly-Owned Subsidiary is designated under the following clause (b), the Borrower or (b) after the Borrower has designated to the Agent in writing a Wholly-Owned Subsidiary incorporated under and operating in Canada or one of its provinces which has executed and delivered to each Canadian Lender a Canadian Swing Loan Note, such Wholly-Owned Subsidiary. The Borrower shall remain the Canadian Borrower for any Canadian Advances outstanding on the date a Wholly-Owned Subsidiary is designated to be the Canadian Borrower.

       "Canadian Lenders" means the lending institutions listed on the signature pages of this Agreement as Canadian Lenders and their respective successors and assigns. Each Canadian Lender must be exempt from withholding taxes imposed by Canada on interest payments made by the Canadian Borrower, but need not be located in Canada.

       "Canadian Swing Loan" means each Canadian Lender's Canadian portion of a Canadian Advance.

       "Canadian Swing Loan Note" means a promissory note in substantially the form of Exhibit F-2, with appropriate insertions, duly executed and delivered to Agent by the Canadian Borrower for the account of a Canadian Lender and payable to the order of such Lender, including any amendment, modification, renewal, or replacement of such promissory note.

       "Canadian Swing Loan Share" means, for each Canadian Lender, a percentage equal to (a) the Dollar amount set forth opposite its name on the signature pages hereto under the heading "Canadian Swing Loan Amount" or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2 divided by (b) the total Dollar amount of the Canadian Swing Loan Amount indicated on the signature pages hereto for all of the Canadian Lenders or as set forth in any Notices of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2.

       "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of the

Borrower with the Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset excluding (a) the cost of assets acquired under Capitalized Lease Obligations, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) any expenditures made as all or a portion of the purchase price for Specified Acquisitions permitted hereby.

       "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

       "Cash Collateral Account" means a special interest bearing cash collateral account containing cash deposited pursuant to Section 8.1(b) or 8.2(b) to be maintained at the Agent's office in accordance with Section 8.3.

       "Change" is defined in Section 3.2.

       "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who
(i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

       "Code" means the Internal Revenue Code of 1986, as amended, reformed, or otherwise modified from time to time.

       "Commercial Letter of Credit" means, collectively, letters of credit issued to assure payment for goods or services, bid and performance bond letters of credit, and advance payment guaranty letters of credit.

       "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Revolving Lenders to the Borrower at the same time and for the same Interest Period.

       "Competitive Bid Borrowing Notice" is defined in Section 2.8.6.

       "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

       "Competitive Bid Margin" means the margin above or below the applicable Eurocurrency Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurocurrency Base Rate.

       "Competitive Bid Note" means a promissory note in substantially the form of Exhibit A, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Revolving Lender and payable to the order of such Lender, including any amendment, modification, renewal, or replacement of such promissory note.

       "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit B completed and delivered by a Revolving Lender to the Agent in accordance with Section 2.8.4.

       "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit C completed and delivered by the Borrower to the Agent in accordance with Section 2.8.2.

       "consolidated," when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and the Subsidiaries in accordance with Agreement Accounting Principles.

       "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

       "Contingent Obligation" of a Person means any agreement, undertaking, or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures in a legally binding manner any creditor of such other Person against loss.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of the Subsidiaries, are treated as a single employer under Section 414 of the Code.

       "Conversion/Continuation Notice" is defined in Section 2.7.

       "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

       "Coverage Ratio" means, for any applicable computation period, the ratio of (a) EBITDA for such period minus Capital Expenditures for such period to (b) Interest Expense for such period.

       "Default" means an event described in Article VII.

       "Documentary Letter of Credit" means a commercial letter of credit qualifying as a trade-related contingency under 12 CFR Part 3, Appendix A,
Section 3(b)(3) or any successor U.S. Comptroller of the Currency regulation and issued by an Issuing Bank under the terms of this Agreement.

       "Dollars" or "$" shall mean lawful money of the United States of America.

       "Dollar Equivalent" shall mean on any day (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of Dollars into which such amount may be converted at the spot rate at which Dollars are offered to the Agent in London for the Alternative Currency in which such amount is denominated in an amount comparable to such amount at approximately 11:00 a.m. (London time) on such day.

       "EBITDA" means, for any applicable computation period, (a) the Borrower's and Subsidiaries' Net Income (excluding for the period from June 30, 1995 through June 30, 1997, the effect of pre-tax Restructuring Charges of up to $40,000,000) on a consolidated basis for such period plus (b) income and franchise taxes accrued during such period plus (c) Interest Expense accrued during such period plus (d) amortization and depreciation deducted in determining Net Income for such period.

       "Entitled Person" is defined in Section 2.16.

       "Environmental Laws" is defined in Section 5.15.

       "Environmental Permits" is defined in Section 5.15.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Eurocurrency Advance" means an Advance in Dollars or an Alternative Currency which bears interest at a Eurocurrency Rate, including without limitation, Eurodollar Bid Rate Advances, Canadian Advances, and Singaporean Eurocurrency Rate Advances.

       "Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance for any specified Eurocurrency Interest Period, a rate of interest per annum equal to the applicable London interbank offered rate for deposits in Dollars or in the applicable Alternative Currency as provided by the British Bankers Association ("BBA") and appearing on Telerate Page 3740 in the case of Canadian dollars or French francs or Telerate Page 3750 in the case of German marks, British pounds sterling, or Dollars and, if for any reason such rate is not available, as such BBA rates may appear on Reuters as the London interbank offered rate for deposits in Dollars or in the applicable Alternative Currency, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity approximately equal to such Eurocurrency Interest Period. If no London interbank offered rate of such Eurocurrency Interest Period for Dollars or for the applicable Alternative Currency then appears on Telerate Page 3740 or 3750 or Reuters, as the case may be, then the Eurocurrency Base Rate for Dollars or for the applicable Alternative Currency will be equal to the London interbank offered rate for deposits in Dollars or in the applicable Alternative Currency maturing immediately before or immediately after such Eurocurrency Interest Period, whichever is higher, as determined by the Agent and provided by the BBA from Telerate Page 3740 or 3750 or Reuters, as the case may be. If Telerate Page 3740 or 3750 or Reuters, as the case may be, is not available for Dollars or for the applicable Alternative Currency, the applicable Eurocurrency Base Rate for the relevant Eurocurrency Interest Period for Dollars or for such Alternative Currency will be the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in Dollars or in such Alternative Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, in the approximate amount of First Chicago's relevant portion of the Eurocurrency Advance and having a maturity approximately equal to such Eurocurrency Interest Period.

       "Eurocurrency Interest Period" means, with respect to a Eurocurrency Advance or Singaporean Advance, a period of one, two, three, or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

       "Eurocurrency Loan" means a Loan denominated in Dollars or an Alternative Currency which bears interest at the Eurocurrency Rate, including without limitation, Canadian Swing Loans and Singaporean Eurocurrency Rate Swing Loans.

       "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Eurocurrency Interest Period, the sum of (a) the Eurocurrency Base Rate applicable to such Eurocurrency Advance and Eurocurrency Interest Period plus (b) the Applicable Margin.

       "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Eurodollar Bid Rates pursuant to Section 2.8.

       "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Revolving Lender for the relevant Eurocurrency Interest Period, the sum of (a) the Eurocurrency Base Rate for Dollars and (b) the Competitive Bid Margin offered by such Revolving Lender and accepted by the Borrower.

       "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

       "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

       "Existing Credit Agreement," "Existing Revolver," and "Existing Term Loans" each have the respective meaning set forth in Recital A.

       "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

       "Facility Termination Date" means March 31, 2002.

       "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by First Chicago from three Federal funds brokers of recognized standing selected by First Chicago in its sole discretion.

       "Financial Letter of Credit" means a letter of credit which is not a Commercial Letter of Credit and shall include, without limitation, standby letters of credit issued to secure financial obligations.

       "Financial Statements" is defined in Section 5.5.

       "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

       "Floating Rate Advance" means an Advance in Dollars which bears interest at the Alternate Base Rate.

       "Floating Rate Loan" means a Loan in Dollars which bears interest at the Alternate Base Rate.

       "Foreign Subsidiary" means a Subsidiary not organized under the laws of the United States or any state, possession, or territory thereof.

       "French Borrower" means Cameron France, S.A., a societe anonyme formed under the laws of the Republic of France, and its successors and assigns.

            "GATT" means the General Agreement on Tariffs and Trade.

       "GATT Actuarial Assumptions" mean the actuarial assumptions set forth in the Retirement Protection Act of 1994 (the "RPA"), which forms a part of GATT, or any subsequent legislation which amends such provisions of the RPA.

       "German Borrower" means Cameron GmbH, a Gesellschaft mit beschrankter Haftung formed under the laws of the Federal Republic of Germany, and its successors and assigns.

       "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department, or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government and any corporation, partnership, or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

       "Hazardous Materials" is defined in Section 5.15.

       "Hedging Obligations" of a Person means all obligations of such Person under forward sales arrangements, calls, options, or other similar transactions, including any obligations to purchase or sell any commodity or security at a future date for a specific price entered into to protect such Person from fluctuations in prices or rates, including interest rates, commodity prices, and securities prices.

       "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes or acceptances, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) reimbursement obligations of such Person in respect of a Commercial Letter of Credit or Financial Letter of Credit, (h) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person, and
(i) obligations as lessee or guarantor under Synthetic Leases.

       "Interest Expense" means the aggregate of all interest paid or accrued by the Borrower and the Subsidiaries as determined in accordance with Agreement Accounting Principles.

       "Interest Period" means a Eurocurrency Interest Period or an Absolute Rate Interest Period.

       "Investment" of a Person means any (a) loan, advance (other than commission, travel, and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), (b) deposit account , (c) contribution of capital by such Person to any other Person, or (d) investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures, or other securities of any other Person made by such Person.

       "Investment Grade Country" means a country with a foreign currency rating issued by S&P of BBB- or better or by Moody's of Baa3 or better.

       "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D, completed and delivered by the Agent to the Revolving Lenders in accordance with Section 2.8.3.

       "Issuance Request" means a request for the issuance, increase, or extension of a Letter of Credit given in accordance with Section 2.23.1.

       "Issuing Bank" means First Chicago or any other Revolving Lender acceptable to the Agent which has agreed to issue one or more Letters of Credit and any successor issuing bank pursuant to Section 10.12.

       "Lenders" means the Revolving Lenders, the Canadian Lenders, and the Singaporean Lenders.

       "Lending Office" means, with respect to a Lender or the Agent, any office, branch, subsidiary, or affiliate of such Lender or the Agent.

       "Letter of Credit" means any Documentary Letter of Credit or Standby Letter of Credit.

       "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

       "Letter of Credit Exposure" means, at any time without duplication, the sum of (a) the Dollar Equivalent of the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the Dollar Equivalent of the aggregate unpaid amount of all Reimbursement Obligations at such time.

       "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

       "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease, or other title retention agreement).

       "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

       "Loan Documents" means this Agreement, the Notes, the Parent Guaranty, the Letter of Credit Documents, and the other documents and agreements contemplated hereby and executed by any Borrower with or in favor of the Agent or any Lender.

       "Margin Stock" has the meaning assigned to that term under Regulation U.

       "Material Adverse Effect" means a material adverse effect on (a) the business, Property, financial condition, performance, or results of operations of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of the Credit Agreement, the Notes, the Parent Guaranty, or any other material Loan Document or the rights or remedies of the Agent or the Lenders under the Credit Agreement, the Notes, the Parent Guaranty, or any of the other material Loan Documents.

       "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

       "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of a Controlled Group is a party to which more than one employer is obligated to make contributions.

       "Net Available Proceeds" means:

       (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto or

       (b) with respect to any sale or issuance of any equity securities of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received therefrom,

in either case, whether at the time of such disposition, sale, or issuance or subsequent thereto, net of all legal, title, and recording tax expenses, commissions, and other fees and all costs and expenses incurred and all federal, state, local, and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by the Borrower or any of the Subsidiaries on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must, by the terms of such

Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

       "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with the Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income (loss) earned during such period as determined in accordance with Agreement Accounting Principles.

       "Net Worth" means at any date the Stockholders' Equity of the Borrower and its consolidated Subsidiaries; provided, however, that any changes in Stockholders' Equity as a result of changes in the GATT Actuarial Assumptions and any changes in Stockholders' Equity as a result of foreign currency translation adjustments, in either case after the date hereof, shall be excluded when computing Net Worth.

       "Notes" means, collectively, the Revolving Credit Notes, the Competitive Bid Notes, and the Swing Notes; and "Note" means any one of the Notes.

       "Notice of Assignment" is defined in Section 12.3.2.

       "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, any Issuing Bank, the Agent, or any indemnified party hereunder arising under any of the Loan Documents.

       "Parent Guaranty" means the Guaranty, dated as of the date hereof, duly executed and delivered by the Borrower in favor of the Agent and the Lenders, as the same may be amended, supplemented, or otherwise modified from time to time.

       "Participants" is defined in Section 12.2.1.

       "Payment Date" means the last day of each March, June, September, and December.

       "Payment Office" shall mean, with respect to the Agent or a Lender, the payment office of the Agent or such Lender designated for Dollars or for the applicable Alternative Currency on Schedule 2.9 or such other payment office specified in writing to the Agent, the Lenders, and the Borrower.

       "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

       "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust, or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

       "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of a Controlled Group may have any liability.

       "Proceeding" is defined in Section 5.15.

       "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased, or operated by such Person.

       "pro-rata" means, when used (a) with respect to a provision specific to a Revolving Lender, and any described aggregate or total amount, an amount equal to such Revolving Lender's pro-rata share or portion based on its percentage of the Aggregate Revolving Credit Commitment or if the Aggregate Revolving Credit Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances and Letter of Credit Exposure to the aggregate outstanding Advances and Letter of Credit Exposure of all Revolving Lenders at such time and (b) with respect to a provision specific to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the aggregate principal amount of outstanding Advances to the aggregate outstanding Advances of all Lenders at such time.

       "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of the Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, or division or line of business thereof, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or equity interests of another Person.

       "Purchasers" is defined in Section 12.3.1.

       "Regulation D, G, T, U, and X" means Regulations D, G, T, U, and X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

       "Reimbursement Obligations" has the meaning set forth in Section 2.23.4.

       "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

       "Relevant Borrower" means, with respect to any outstanding or requested Loan, Advance, or Letter of Credit, whichever of the Borrowers is the existing or proposed primary obligor in respect of such Loan or Advance.

       "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

       "Required Lenders" means Revolving Lenders in the aggregate having at least 66-2/3% of the Aggregate Revolving Credit Commitments or, if the Aggregate Revolving Credit Commitments have been terminated, the Dollar Equivalent of the aggregate unpaid principal amount of the outstanding Revolving Credit Loans.

       "Restructuring Charges" mean charges taken by the Borrower and the Subsidiaries not later than June 30, 1997 for the purposes of rationalizing the cost structure of the Borrower and the Subsidiaries, which charges may include, but are not limited to, plant shut down costs, severance, outplacement and other costs.

       "Revolving Credit Advance" means an Advance made by the Revolving Lenders to any of the Borrowers pursuant to Section 2.1.

       "Revolving Credit Commitment" means, for each Revolving Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1 in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its name under the heading "Revolving Credit Commitment" on the signature page hereto or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to
Section 12.3.2, as such amount may be modified or reduced from time to time pursuant to the terms of this Agreement.

       "Revolving Credit Loan" means, with respect to a Revolving Lender, such Lender's portion of all Revolving Credit Advances.

       "Revolving Credit Note" means a promissory note in substantially the form of Exhibit E, with appropriate insertions, duly executed and delivered to the Agent by a Borrower and payable to the order of a Revolving Lender in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal, or replacement of such promissory note.

       "Revolving Lenders" means the lending institutions listed on the signature pages of this Agreement as Revolving Lenders and their respective successors and assigns.

       "S&P" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

       "SEC" means the Securities and Exchange Commission or any successor thereto.

       "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

       "Senior Debt" means the Borrower's senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money.

       "Singaporean Advance" means a Singaporean Rate Advance or a Singaporean Eurocurrency Rate Advance.

       "Singaporean Borrower" means Cooper Cameron (Singapore) Pte. Ltd., a private limited company formed under the laws of the Republic of Singapore.

       "Singaporean Eurocurrency Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Singaporean Swing Loans made by the Singaporean Lenders in Dollars to the Singaporean Borrower at the same time bearing interest at the Eurocurrency Rate for Dollars and for the same Eurocurrency Interest Period.

       "Singaporean Eurocurrency Rate Swing Loan" means each Singaporean Lender's portion of a Singaporean Eurocurrency Rate Advance.

       "Singaporean Lenders" means the lending institutions listed on the signature pages of this Agreement as Singaporean Lenders and their respective successors and assigns. Each Singaporean Lender must be exempt from withholding taxes imposed by the Republic of Singapore on interest payments made by the Singaporean Borrower, but need not be located in Singapore.

       "Singaporean Rate" means, with respect to a Singaporean Rate Swing Loan for any specified Eurocurrency Interest Period, a rate of interest per annum equal to the sum of (a) the rate offered by the Agent in the Singapore interbank market at 11:00 a.m. (Singapore time) two Business Days prior to the borrowing for deposits of Singapore dollars in the approximate amount of, and for a maturity corresponding to the Singaporean Rate Swing Loan plus (b) the Applicable Margin.

       "Singaporean Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Singaporean Swing Loans made by the Singaporean Lenders in Singapore dollars to the Singaporean Borrower at the same time bearing interest at the Singaporean Rate and for the same Eurocurrency Interest Period.

       "Singaporean Rate Swing Loan" means each Singaporean Lender's Singaporean Swing Loan Share of a Singaporean Rate Advance.

       "Singaporean Swing Loan" means a Singaporean Eurocurrency Rate Swing Loan or a Singaporean Rate Swing Loan.

       "Singaporean Swing Loan Note" means a promissory note in substantially the form of Exhibit F-1, with appropriate insertions, duly executed and delivered to the Agent by the

Singaporean Borrower for the account of a Singaporean Lender and payable to the order of such Lender, including any amendment, modification, renewal, or replacement of such promissory note.

       "Singaporean Swing Loan Share" means, for each Singaporean Lender, a percentage equal to (a) the Dollar amount set forth opposite its name on the signature pages hereto under the heading "Singaporean Swing Loan Amount" or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2 divided by (b) the total Dollar amount of the Singaporean Swing Loan Amount indicated on the signature pages hereto for all of the Singaporean Lenders or as set forth in any Notices of Assignment relating to any assignment which has become effective pursuant to
Section 12.3.2.

       "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of a Controlled Group for employees of the Borrower or any member of a Controlled Group, other than a Multiemployer Plan.

       "Specified Acquisition" means any Purchase of or Investment in a Person (other than a Subsidiary), or the assets thereof, in substantially the same or related fields of enterprise in which the Borrower or the Subsidiaries are presently engaged; provided that Investments made in Wholly-Owned Subsidiaries to fund a Specified Acquisition by such Wholly-Owned Subsidiary shall also be deemed a "Specified Acquisition."

       "Standby Letter of Credit" means a letter of credit that is not a Documentary Letter of Credit that is issued by an Issuing Bank under the terms of this Agreement.

       "Stockholders' Equity" means aggregate stockholders' equity of the Borrower and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles.

       "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or (b) any partnership, association, joint venture, limited liability company, or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

       "Substantial Portion" means, with respect to the Property of the Borrower and the Subsidiaries, Property which represents more than the greater of (a) $300,000,000 and (b) 20% of the consolidated assets of the Borrower and the Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and the Subsidiaries as at the end of the quarter next preceding the date on which such determination is made.

       "Swing Advance" means either a Canadian Advance or a Singaporean
Advance.

       "Swing Loan Lender" means a Canadian Swing Loan Lender or a Singaporean Swing Loan Lender.

       "Swing Loan Request" means a notice of request for a Swing Loan given under Section 2.2(d) or 2.3(d).

       "Swing Loans" means Canadian Swing Loans and Singaporean Swing Loans.

       "Swing Notes" means the Canadian Swing Loan Notes and the Singaporean Swing Loan Notes.

       "Synthetic Lease" means (a) any lease that is treated as an operating lease under Agreement Accounting Principles but for which the Borrower or any of the Subsidiaries is viewed as the owner of the leased Property under the Code and (b) guaranties by the Borrower or any of the Subsidiaries of the obligations of the lessor of such leased Property which are secured by the payments due under the lease of such Property.

       "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of a Controlled Group from such Plan during a plan year in which the Borrower or any other member of a Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan, or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

       "Total Capitalization" means, at any time, the sum of Total Debt and Stockholders' Equity at such time.

       "Total Debt" means, at any time and without duplication, (a) that part of the consolidated Indebtedness of the Borrower and the Subsidiaries at such time which would be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles plus (b) an amount (not less than zero) equal to (i) the aggregate of (A) the Dollar Equivalent of the face amount of Financial Letters of Credit issued for the account of the Borrower or any of the Subsidiaries and (B) Contingent Obligations of the Borrower and the Subsidiaries in respect of a Person other than the Borrower or a Subsidiary minus (ii) $50,000,000 plus (c) the aggregate Attributable Debt of the Borrower and the Subsidiaries as lessor or guarantor under Synthetic Leases plus (d) the aggregate Attributable Debt of the Borrower and the Subsidiaries as seller, originator, or guarantor under accounts or notes receivable financing or securitization programs.

       "Transferee" is defined in Section 12.4.

       "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurocurrency Advance, Singaporean Advance bearing interest at the Singaporean Rate, or Absolute Rate Advance.

       "U.K. Borrower" means Cooper Cameron (U.K.) Limited, a company formed under the laws of the United Kingdom, and its successors and assigns.

       "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the GATT Actuarial Assumptions.

       "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person or (b) any partnership, association, joint venture, or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

       The foregoing definitions (other than the definitions of "Borrower" and "Borrowers") shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                  THE CREDITS

       2.1    Revolving Credit Advances.

       (a) From and including the date hereof to but excluding the Facility Termination Date, each Revolving Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Advances in Dollars or one or more of the Alternative Currencies to the Borrowers from time to time in amounts, not to exceed in the aggregate at any one time outstanding (i) the amount of its Revolving Credit Commitment existing at such time, minus (ii) (A) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Credit Advances of such Lender at such time and (B) the amount of such Lender's pro-rata share of the Letter of Credit Exposure at such time; provided, however, that in no event may the Aggregate Exposure Amount exceed the Aggregate Revolving Credit Commitment. The initial Revolving Credit Advances shall be in an amount sufficient to refinance in full the outstanding principal amount of the Existing Term Loans and the Existing Revolver. Subject to the terms of this

Agreement, the Borrowers may borrow, repay, and reborrow Revolving Credit Advances at any time prior to the Facility Termination Date.

       (b) The Borrower hereby agrees that if at any time the Aggregate Exposure Amount exceeds the Aggregate Revolving Credit Commitment, the Borrower shall repay or cause to be repaid the then outstanding Revolving Credit Loans in such amount as may be necessary to eliminate such excess.

       (c) The obligation of each Borrower to pay the principal of, and interest on, its Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by such Borrower. Although the Revolving Credit Notes shall be dated the date of the initial Revolving Credit Advance, interest in respect thereof shall be payable only for the periods during which the Revolving Credit Loans evidenced thereby are outstanding and, although the stated amount of each Revolving Credit Note shall be equal to the applicable Revolving Lender's Revolving Credit Commitment, each Revolving Credit Note shall be enforceable, with respect to the Relevant Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Credit Loan to such Relevant Borrower at the time evidenced thereby.

       (d) All Revolving Credit Advances and Revolving Credit Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Facility Termination Date.

       2.2    Singaporean Swing Loan.

       (a) From and including the date hereof to but excluding the Facility Termination Date, each Singaporean Lender may, in its sole discretion, on the terms and conditions set forth in this Agreement, make Singaporean Advances from time to time in amounts not to exceed such Singaporean Lender's Singaporean Swing Loan Share of the Dollar Equivalent of $20,000,000 in the aggregate at any one time outstanding; provided that the Aggregate Exposure Amount shall never exceed the Aggregate Revolving Credit Commitment. Each Singaporean Eurocurrency Rate Loan shall be in Dollars, and each Singaporean Rate Loan shall be in Singapore dollars. Subject to the terms of this Agreement, the Singaporean Borrower may borrow, repay, and reborrow Singaporean Advances at any time prior to the Facility Termination Date.

       (b) The obligation of the Singaporean Borrower to pay the principal of, and interest on, the Singaporean Swing Loans shall be evidenced by the Singaporean Swing Loan Notes. Although the Singaporean Swing Loan Notes shall be dated the date of the initial Singaporean Advance, interest in respect thereof shall be payable only for the periods during which the Swing Loans evidenced thereby are outstanding and, although the stated amount of each Singaporean Swing Loan Note shall be equal to $20,000,000, each Singaporean Swing Loan Note shall be enforceable, with respect to the Singaporean Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Singaporean Swing Loan to the Singaporean Borrower at the time evidenced thereby.

       (c) All Singaporean Advances and Singaporean Swing Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the Facility Termination Date and, subject to Section 2.7(c), on the last day of each Interest Period therefor.

       (d) The Singaporean Borrower shall give the Agent a Swing Loan Request not later than 10:00 a.m. (Chicago time) at least four Business Days before the Borrowing Date. The Swing Loan Request shall specify (i) the Borrowing Date, which shall be a Business Day, of such Advance; (ii) the account to which such Advance is to be funded; (iii) the aggregate principal amount of such Advance; (iv) the Eurocurrency Interest Period applicable thereto, and (v) the Alternative Currency for Singaporean Swing Loans in which such Advance is to be made.

       (e) Notwithstanding anything in this Agreement to the contrary, it is expressly agreed that no Singaporean Lender shall have an obligation whatsoever to make any Singaporean Swing Loan, the making of any Singaporean Swing Loan to be in the sole discretion of each Singaporean Lender determined at the time of any request for Singaporean Advances by the Singaporean Borrower. Without limiting the foregoing sentence, each Singaporean Lender agrees to give the Borrower and the Agent written notice of its decision to no longer make Singaporean Swing Loans.

       (f) The Borrowers and the Lenders agree that the Agent may request each Revolving Lender to pay, and upon such a request made in accordance with the following sentence, each Revolving Lender shall pay to the Agent for the ratable benefit of each Singaporean Lender, such Revolving Lender's pro-rata share of all outstanding Singaporean Swing Loans as a Revolving Credit Advance under such Lender's Revolving Credit Commitment upon the occurrence of a Default. In connection with any Advance to be made as contemplated by the foregoing sentence, the Agent shall give the Revolving Lenders notice of any such request no later than 10:00 a.m. (Chicago time) to make a Floating Rate Advance to the Singaporean Borrower in the amount of its pro-rata share of the Dollar Equivalent of the outstanding Singaporean Swing Loans by noon (Chicago time) on the date the proposed Advances are to be made. All Advances made pursuant to each request made by the Agent pursuant to the foregoing sentence shall be considered to be a Revolving Credit Advance, and the Singaporean Borrower hereby irrevocably instructs the Agent to apply the proceeds of such Advances to the prepayment of the outstanding Singaporean Swing Loans. If the Required Lenders determine that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political, or economic conditions or currency exchange rates or exchange controls), then each Revolving Lender shall have been deemed to have purchased from the Singaporean Lenders a participation in the related Singaporean Swing Loans equal to such Revolving Lender's pro-rata share and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Agent shall promptly notify each such participant Revolving Lender of each Singaporean Swing Loan and the Dollar Equivalent of such Lender's participation in such Singaporean Swing Loan.

       2.3    Canadian Swing Loan.

       (a) From and including the date hereof to but excluding the Facility Termination Date, each Canadian Lender may, in its sole discretion, on the terms and conditions set forth in this Agreement, make Canadian Advances from time to time in amounts, not to exceed such Canadian Lender's Canadian Swing Loan Share of the Dollar Equivalent of $20,000,000 in the aggregate at any one time outstanding; provided that the Aggregate Exposure Amount shall never exceed the Aggregate Revolving Credit Commitment. Subject to the terms of this Agreement, the Canadian Borrower may borrow, repay, and reborrow Canadian Swing Advances at any time prior to the Facility Termination Date.

       (b) The obligation of the Canadian Borrower to pay the principal of, and interest on, the Canadian Swing Loans shall be evidenced by the Canadian Swing Loan Notes. Although the Canadian Swing Loan Notes shall be dated the date of the initial Canadian Advance, interest in respect thereof shall be payable only for the periods during which the Swing Loans evidenced thereby are outstanding and, although the stated amount of Canadian Swing Loan Note shall be equal to $20,000,000, each Canadian Swing Loan Note shall be enforceable, with respect to the Canadian Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Canadian Swing Loans to the Canadian Borrower at the time evidenced thereby.

       (c) All Canadian Advances and Canadian Swing Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the Facility Termination Date and, subject to Section 2.7(c), on the last day of the Interest Period therefor.

       (d) The Canadian Borrower shall give the Agent a Swing Loan Request not later than 10:00 a.m. (Chicago time) at least four Business Days before the Borrowing Date. The Swing Loan Request shall specify (i) the Borrowing Date, which shall be a Business Day, of such Advance; (ii) the account to which such Advance is to be funded; (iii) the aggregate principal amount of such Advance; and (iv) the Eurocurrency Interest Period applicable thereto.

       (e) Notwithstanding anything in this Agreement to the contrary, it is expressly agreed that no Canadian Lender shall have an obligation whatsoever to make any Canadian Swing Loan, the making of any Canadian Swing Loan to be in the sole discretion of each Canadian Lender determined at the time of any request for Canadian Advances by the Canadian Borrower. Without limiting the foregoing sentence, each Canadian Lender agrees to give the Borrower and the Agent written notice of its decision to no longer make Canadian Swing Loans.

       (f) The Borrowers and the Lenders agree that the Agent may request each Revolving Lender to pay, and upon such a request made in accordance with the following sentence, each Revolving Lender shall pay to the Agent for the ratable benefit of each Canadian Lender, such Revolving Lender's pro-rata share of all outstanding Canadian Swing Loans as a Revolving Credit Advance under such Lender's Revolving Credit Commitment upon the occurrence of a Default. In connection with any Advance to be made as contemplated by the foregoing sentence, the Agent shall give the Revolving Lenders notice of any such request no later than 10:00 a.m. (Chicago time) to make a Floating Rate Advance to the Borrower in the amount of its pro-rata share of the Dollar Equivalent of the outstanding Canadian Swing Loans by noon (Chicago time) on the date the proposed Advances are to be made. All Advances made pursuant to each request made by the Agent pursuant to the foregoing sentence shall be considered to be a Revolving Credit Advance, and the Borrower hereby irrevocably instructs the Agent to apply the proceeds of such Advances to the prepayment of the outstanding Canadian Swing Loans. If the Required Lenders determine that a fundamental change has occurred in the foreign exchange or interbank markets with respect to Canadian dollars (including, without limitation, changes in national or international financial, political, or economic conditions or currency exchange rates or exchange controls), then each Revolving Lender shall have been deemed to have purchased from the Canadian Lenders a participation in the related Canadian Swing Loans equal to such Revolving Lender's pro-rata share and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Agent shall promptly notify each such participant Revolving Lender of each Canadian Swing Loan and the Dollar Equivalent of such Lender's participation in such Canadian Swing Loan.

       2.4 Ratable Loans. Each Revolving Credit Advance hereunder shall consist of Revolving Credit Loans made from the several Revolving Lenders ratably in proportion to the ratio that their respective Revolving Credit Commitments bear to the Aggregate Revolving Credit Commitment. Each Singaporean Swing Loan shall consist of Singaporean Swing Loans made from the several Singaporean Lenders ratably in proportion to their respective Singaporean Swing Loan Shares. Each Canadian Swing Loan shall consist of Canadian Swing Loans made from the several Canadian Lenders ratably in proportion to their respective Canadian Swing Loan Shares.

       2.5 Types of Revolving Credit Advances. The Revolving Credit Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.6 and 2.7; provided, that at the time of the making or continuation of any Eurocurrency Advance (other than a Singaporean Advance or a Canadian Advance) or the conversion of any Floating Rate Advance to a Eurocurrency Advance, the Dollar Equivalent of the aggregate Eurocurrency Advances (other than Singaporean Advances and Canadian Advances) denominated in Alternative Currencies (after giving effect to such making, conversion, or continuation) and of the aggregate Letter of Credit Exposure denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. No Advance may mature after, or have a Eurocurrency Interest Period which extends beyond, the Facility Termination Date.

       2.6 Method of Selecting Types and Interest Periods for New Revolving Credit Advances. Subject to the terms of Section 2.5, the Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance that is a Revolving Credit Advance, the Interest Period and currency applicable to each Revolving Credit Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and at least three Business Days before the Borrowing Date for each Eurocurrency Advance that is a Revolving Credit Advance. Notwithstanding the foregoing, a Borrowing Notice for a Floating Rate Advance may be given not later than 30 minutes after the time which the Borrower is required to reject one or more Bids offered in connection with an Absolute Rate Auction pursuant to Section 2.8.6 and a Borrowing Notice for a Eurocurrency Advance that is a Revolving Credit Advance may be given not later than 30 minutes after the time the Borrower is required to reject one or more Bids offered in connection with a Eurodollar Auction pursuant to Section
2.8.6.  A Borrowing Notice shall specify:

       (a) the Borrowing Date, which shall be a Business Day, of such Advance;

       (b) the Relevant Borrower which is to receive such Advance and the account to which such Advance is to be funded;

       (c)    the aggregate principal amount of such Advance;

       (d)    the Type of Advance selected; and

       (e) in the case of each Eurocurrency Advance that is a Revolving Credit Advance, the Eurocurrency Interest Period applicable thereto and the currency in which such Advance is to be made.

       2.7    Conversion and Continuation of Outstanding Advances.

       (a) Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are repaid or converted into Eurocurrency Advances. Each Eurocurrency Advance in Dollars (other than a Singaporean Eurocurrency Rate Advance) shall continue as a Eurocurrency Advance in Dollars until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Floating Rate Advance unless repaid or unless the Borrower shall have given the Agent a notice (a "Conversion/Continuation Notice"), which shall be irrevocable, requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance.

       (b) Each Eurocurrency Advance in an Alternative Currency shall continue as such until the end of the then applicable Eurocurrency Interest Period therefor, at which time such Advance shall, unless repaid, automatically be deemed to be continued as a Eurocurrency Advance in the same amount and in the same currency with an Interest Period of one month (commencing on the last day of the expiring Interest Period) unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance in the same currency for the same or another Interest Period.

       (c) Each Canadian Swing Loan and each Singaporean Swing Loan shall continue as such until the end of the then applicable Eurocurrency Interest Period therefor, at which time such Swing Loan shall, unless repaid or the Canadian Lender or the Singaporean Lender has given the Borrower and the Agent written notice under Section 2.2(e) or 2.3(e), as applicable, that it will not continue making Canadian Swing Loans or Singaporean Swing Loans, as the case may be, automatically be deemed to be continued as a Swing Loan in the same amount and in the same currency with an Interest Period of one month (commencing on the last day of the expiring Interest Period) unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Swing Loan continue for the same or another Interest Period and in the same currency.

       (d) The Borrower shall give the Agent a Conversion/Continuation Notice, which shall be irrevocable, with respect to each conversion of a Revolving Credit Advance or continuation of a Eurocurrency Advance or a Singaporean Rate Advance (as permitted by paragraphs (a), (b), and (c) above) not later than 10:00 a.m. (Chicago time) on the date of such conversion, in the case of a conversion into a Floating Rate Advance, or at least three Business Days in the case of Revolving Credit Advances and four Business Days in the case of Swing Advances prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance or a Singaporean Rate Advance, specifying:

           (i) the requested date which shall be a Business Day, of such conversion or continuation;

          (ii)       the Relevant Borrower with respect to such Advance;

         (iii) the aggregate amount, currency, and Type of the Advance which is to be converted or continued; and

          (iv) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance or a Singaporean Rate Advance, the duration of the Interest Period applicable thereto.

Notwithstanding the provisions of paragraphs (a), (b), and (c) above, no Eurocurrency Advance shall be continued as or converted into a Eurocurrency Advance for a new Interest Period, no Canadian Swing Loan that is part of a Canadian Advance shall be continued into a Canadian Swing Loan for a new Interest Period, and no Singaporean Swing Loan that is part of a Singaporean Rate Advance shall be continued into a Singaporean Loan for a new Interest Period if the Aggregate Exposure Amount (determined as of the date of any proposed conversion or continuation thereof) would exceed the Aggregate Revolving Credit Commitment. The Relevant Borrower shall reimburse the Agent on demand for any costs of currency exchange incurred by the Agent resulting from the conversion pursuant to this Section 2.7 of Eurocurrency Advances payable in an Alternative Currency to Floating Rate Advances.

       2.8    Competitive Bid Advances.

       2.8.1 Competitive Bid Option. In addition to Advances pursuant to Sections 2.1, 2.2, and 2.3, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1(a) as to the maximum aggregate principal amount of all Advances and Letters of Credit hereunder), at any time prior to the Facility Termination Date the Borrower may, as set forth in this Section 2.8, request the Revolving Lenders to make offers to make Competitive Bid Advances to the Borrower. Each Revolving Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.8. The Borrower's obligation to pay the principal of, and interest on, the Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Although the Competitive Bid Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding. All outstanding Competitive Bid Loans and any unpaid accrued interest thereon shall be due and payable in full by the Borrower on the Facility Termination Date.

       2.8.2 Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.8, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (a) 10:00 a.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (b) 10:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

           (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

          (ii)       the aggregate principal amount of such Competitive Bid
       Advance;

         (iii) whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate, an Absolute Rate, or both; and

          (iv) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit C shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telecopy.

       2.8.3 Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.8.2, the Agent shall send to each of the Revolving Lenders by telex or telecopy an Invitation for Competitive Bid Quotes, which shall constitute an Invitation by the Borrower to each Revolving Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.8.

       2.8.4  Submission and Contents of Competitive Bid Quotes.

       (a) Each Revolving Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.8.4 and must be submitted to the Agent by telex or telecopy at its offices specified in or pursuant to Article XIII not later than (i) 9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Lenders, such other time and date as the Borrower and the Agent may agree); provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Agent or First Chicago notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Revolving Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

       (b)    Each Competitive Bid Quote shall specify:

           (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

          (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Revolving Credit Commitment of the quoting Revolving Lender, (B) must be at least $10,000,000 and an integral multiple of $1,000,000, and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

         (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

          (iv) the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower;

           (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan; and

          (vi)       the identity of the quoting Revolving Lender.

       (c)    The Agent shall reject any Competitive Bid Quote that:

           (i) is not substantially in the form of Exhibit B or does not specify all of the information required by Section 2.8.4(b);

          (ii) contains qualifying, conditional, or similar language, other than any such language contained in Exhibit B;

         (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

          (iv)       arrives after the time set forth in Section 2.8.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.8.4(c), then the Agent shall promptly notify the relevant Revolving Lender of such rejection.

       2.8.5 Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (a) of any Competitive Bid Quote submitted by a Revolving Lender that is in accordance with Section 2.8.4 and (b) of any Competitive Bid Quote that amends, modifies, or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

       2.8.6 Acceptance and Notice by Borrower. Not later than (a) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.8.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.8.4(b)(iv)); provided that:

           (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

          (ii) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

         (iii)       the Borrower may not accept any offer that is described in
       Section 2.8.4(c) or that otherwise fails to comply with the requirements of this Agreement.

       2.8.7 Allocation by Agent. If offers are made by two or more Revolving Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Revolving Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.
The Agent shall promptly, but in any event on the same Business Day, notify each Revolving Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

       2.9 Availability of Funds. Not later than 11:00 a.m. (time at the Payment Office for Dollars or the Alternative Currency, as applicable) on the Borrowing Date thereof, each Lender shall make available its Loan, in funds immediately available in Dollars or in the Alternative Currency, to the Agent at its Payment Office applicable to Dollars or such Alternative Currency specified in Schedule 2.9 or at any other Lending Office or Payment Office of the Agent specified in writing by the Agent to the Lenders. The Agent will make the funds so received from the Lenders available to the Relevant Borrower to the account specified in the Borrowing Notice, Competitive Bid Borrowing Notice, or Swing Loan Request, as the case may be, promptly following the receipt of the related Loan from each Lender.

       2.10   Fees; Reductions in Aggregate Revolving Credit Commitment.

       (a) The Borrower agrees to pay to the Agent for the account of each Revolving Lender a facility fee equal to the Applicable Margin per annum on such Lender's Revolving Credit Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Revolving Lenders to make Loans hereunder.

       (b) The Borrower shall pay to the Agent the fees in the amounts and at the times separately agreed to between the Agent and the Borrower.

       (c) The Borrower agrees to pay (i) subject to the next sentence, to the Agent for the pro-rata benefit of the Revolving Lenders, a fee for each Letter of Credit equal to the Applicable Margin per annum of the face amount of such Letter of Credit, (ii) to the Agent on behalf of each Issuing Bank, a fee for each Documentary Letter of Credit issued by such Issuing Bank equal to five Basis Points per annum of the face amount of such Documentary Letter of Credit, and (iii) to the Agent on behalf of each Issuing Bank, a fee for each Standby Letter of Credit issued by such Issuing Bank equal to 10 Basis Points per annum of the face amount of such Standby Letter of Credit. If the Revolving Credit Commitment is terminated for any reason, the letter of credit fee under the foregoing clause (i) for Standby Letters of Credit shall be 65 Basis Points per annum and for Documentary Letters of Credit shall be 35 Basis Points per annum beginning on the date of such termination. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from time-to-time from the date of issuance of the Letter of Credit until its Expiration Date and payable quarterly in arrears on each Payment Date of each year for the period during which such Letter of Credit or any portion thereof was outstanding. The Borrower also agrees to pay each Issuing Bank upon the issuance, increase, amendment, or extension of a Letter of Credit issued by such Issuing Bank all customary and reasonable fees published by such Issuing Bank and payable in connection with the issuance, increase, amendment, or extension of a letter of credit.

       (d) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Revolving Lenders in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the Aggregate Exposure Amount.

       2.11 Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in the minimum amount having a Dollar Equivalent of not less than $3,000,000, and each Floating Rate Advance shall be in the minimum amount of $3,000,000; provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment and (b) in no event shall more than 10 Eurocurrency Advances be permitted to be outstanding at any time.

       2.12 Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $3,000,000, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. Subject to Section 3.5 and upon two Business Days' notice, a Eurocurrency Advance or a Singaporean Swing Loan bearing interest at the Singaporean Rate may be paid prior to the last day of the applicable Interest Period in a minimum amount of the Dollar Equivalent of $3,000,000. The Borrower may not voluntarily prepay any Competitive Bid Loan.

       2.13 Mandatory Payments. If at any time the Total Debt to Total Capitalization ratio is greater than 50%, the Borrower shall make mandatory payments of its outstanding debt for borrowed money in an amount equal to the sum of (i) 50% of the Net Available Proceeds of the issuance of common stock, preferred stock or other equity within five Business Days after Borrower's receipt of such Net Available Proceeds and (ii) 100% of Net Available Proceeds from the sale of assets outside the normal course of business in excess of $10,000,000 during any 12 consecutive month period within five Business Days after receipt of any such Net Available Proceeds in excess of such amount during any such period, in either case to the extent such amount is not used to pay other Indebtedness of the Borrowers and only to the extent necessary to reduce the ratio of Total Debt to Total Capitalization to 50% or lower after giving effect to such issuance or sale and payment.

       2.14 Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Alternate Base Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurocurrency Advance pursuant to Section 2.7. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance, Absolute Rate Advance, and Advance comprised of Singaporean Rate Swing Loans shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Advance, Absolute Rate Advance, or Advance comprised of Singaporean Rate Swing Loans. No Interest Period may end after the Facility Termination Date.

       2.15 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.6 or 2.7, no Advance may be made as, converted into, or continued as a Eurocurrency Advance or an Advance comprised of Singaporean Rate Swing Loans (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. Overdue principal and (to the extent permitted by applicable law) overdue interest in respect of each Loan shall bear interest, payable on demand, after as well as before judgement, at a rate per annum equal to the Alternate Base Rate plus 200 Basis Points per annum.

       2.16   Method of Payment.

       (a) All payments of the Obligations hereunder (including payments made pursuant to the last sentence of this Section 2.16) shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's Payment Office applicable to the currency in which the payment is to be made as specified in Schedule 2.9 or at any other Lending Office or Payment Office of the Agent specified in writing by the Agent, to the Borrower by noon (time at the Payment Office for applicable currency) on the date when due and shall be applied ratably by the Agent among the Lenders, Canadian Lenders, and Singaporean Lenders, as applicable. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received, at its Payment Office for Dollar Advances or for the currency in which the payment is to be made as specified in Schedule 2.9 or at any other Lending Office or Payment Office specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower or any Relevant Borrower maintained with First Chicago for each payment of principal, interest, facility fees and annual administrative agent's fees payable in Dollars as it becomes due hereunder. If the Agent does not intend to so charge such account for any such amount, it will notify the Borrower of such fact at least two Business Days prior to the due date of such amount.

       (b) All payments of principal of and interest on any Advance or any other Obligations hereunder shall be made by the Relevant Borrower in the currency borrowed (the "Specified Currency") in the manner and at the address (the "Specified Place") specified in Section 2.16(a). Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Judgment Currency with that amount of the Specified Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and each of the Borrowers hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

       2.17 Telephonic Notices. The Borrowers hereby authorize the Lenders and the Agent to extend, convert, or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and transfer funds based on telephonic notices made by (a) any Authorized Officer of the Borrower or (b) any person or persons for whom the Lenders and the Agent have received written authorization from an Authorized Officer of the Borrower, which written authorization(s) may be relied upon by the Agent, in the case of any person so authorized, until such time as the Agent shall have received written notice from an Authorized Officer of the Borrower revoking such person's authority to make such telephonic notices. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

       2.18 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance, Absolute Rate Advance, or Advance comprised of Singaporean Rate Swing Loans shall be payable on the last day of its applicable Interest Period and on any date on which the Eurocurrency Advance, Absolute Rate Advance, or Advances comprised of Singaporean Rate Swing Loans is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance, Absolute Rate Advance, or Advance comprised of Singaporean Rate Swing Loans having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, except interest accrued at the Alternate Base Rate, at the Eurocurrency Rate on Advances denominated in British pounds sterling, and at the Singaporean Rate shall be calculated for actual days elapsed on the basis of a 365 or 366-day year. Interest on Canadian Advances shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by 360 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (time at the applicable Payment Office for the Agent) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Facility and letter of credit fees shall be calculated on the basis of 365 or 366-day year.

       2.19 Notification of Advances, etc. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Invitation for Competitive Bid Quotes, Swing Loan Request, and repayment notice received by it hereunder. The Agent will notify each relevant Lender and the Borrower of the interest rate applicable to each Advance promptly upon determination of such interest rate and will give each Lender and the Borrower prompt notice of each change in the Alternate Base Rate.

       2.20 Lending Offices. Each Lender may book its Loans at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Notes shall be deemed held by each Lender for the benefit of such Lending Office. Each Lender may, by written or telecopy notice to the Agent and the Borrower, designate a Lending Office through which Loans will be made by it and for whose account Loan payments are to be made.

       2.21 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment by any of the Borrowers of principal, interest, or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Relevant Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the (i) the Federal Funds Effective Rate for such day for amounts denominated in or calculated with reference to Dollars, (ii) the Eurocurrency Base Rate for amounts denominated in or calculated with reference to Alternative Currencies or Dollars, and (iii) the Singaporean Rate for Singaporean Rate Swing Loans. If any Lender has not in fact made such payment to the Agent, such Lender, or the Relevant Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for amounts denominated in or calculated with reference to Dollars and the Eurocurrency Base Rate for such day for amounts denominated in or calculated with reference to Alternative Currencies or (b) in the case of payment by any of the Borrowers, the interest rate applicable to the relevant Loan.

       2.22   Taxes.

       (a) Any payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon any income imposed on the Agent, any Lender, or any Issuing Bank by the jurisdiction (i) of a Lending Office maintained by the Agent, such Lender, or such Issuing Bank or (ii) in which the Agent, such Lender, or such Issuing Bank is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent, any Lender, or any Issuing Bank hereunder, the amounts so payable to the Agent, such Lender, or such Issuing Bank shall be increased to the extent necessary to yield to the Agent, such Lender, or such Issuing Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender or such Issuing Bank fails to comply with the requirements of paragraph (b) of this
Section 2.22. Whenever any Non-Excluded Taxes are payable by one of the Borrowers, as promptly as practicable thereafter the Relevant Borrower shall send to the Agent for its own account or for the account of such Lender or such Issuing Bank, as the case may be, a certified copy of an original official receipt received by the Relevant Borrower showing payment thereof. If the Relevant Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Relevant Borrower shall indemnify the Agent, the Lenders, and each Issuing Bank for any incremental taxes, interest or penalties that may become payable by any Agent, any Lender, or any Issuing Bank as a result of any such failure. The agreements in this
Section 2.22 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

       (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender or any Issuing Bank, each Lender and Issuing Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender or such Issuing Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender and each Issuing Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender or such Issuing Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender or such Issuing Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       (c) Each Lender and each Issuing Bank shall, as soon as practicable after the date of this Agreement, file all appropriate forms and take other appropriate actions to obtain, if and to the extent available under applicable law, a certificate or other appropriate document from the United Kingdom Inland Revenue establishing that such Lender or such Issuing Bank, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms supplied by such Lender or such Issuing Bank fails to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Lender or such Issuing Bank shall, within 15 days after a written request from the Borrower, deliver to the Borrower the forms or other evidence reasonably satisfactory to the Borrower to establish, if and to the extent available under applicable law, a complete exemption from withholding tax of the United Kingdom as of such date.

       2.23   Letters of Credit.

       2.23.1 Issuance. On the terms and conditions of this Agreement from and including the date hereof to but excluding the Facility Termination Date, at the request of a Borrower, an Issuing Bank shall, within three Business Days after receipt of a request therefor sent to it and the Agent, issue, increase, or extend the expiration date of Letters of Credit in Dollars or in an Alternative Currency for the account of such Borrower; provided (a) that the Aggregate Exposure Amount shall never exceed the Aggregate Revolving Credit Commitment; (b) the aggregate Letter of Credit Exposure shall never exceed $100,000,000; and (c) the Dollar Equivalent of the aggregate Eurocurrency Advances denominated in Alternative Currencies (other than Singaporean Advances and Canadian Advances) and the Letter of Credit Exposure denominated in Alternative Currencies shall never exceed the Alternative Currency Sublimit.

       2.23.2 Certain Requirements. In addition to the terms and conditions set forth elsewhere in this Agreement as to the issuance of Letters of Credit, it shall be a condition to the issuance of any Letter of Credit that:

       (a) such Letter of Credit has an Expiration Date not later than five Business Days before the Facility Termination Date;

       (b) such Letter of Credit shall be in a minimum amount having a Dollar Equivalent of not less than $3,000,000;

       (c) such Letter of Credit is in form and substance reasonably acceptable to such Issuing Bank; and

       (d) the applicable Borrower has delivered to such Issuing Bank a completed and executed letter of credit application on such form as may be reasonably requested by such Issuing Bank.

       2.23.3 Participations. Upon the date of issuance or increase of a Letter of Credit, the Issuing Bank of such Letter of Credit shall be deemed to have sold to each other Revolving Lender and each other Revolving Lender shall have been deemed to have purchased from such Issuing Bank a participation in the related Letter of Credit Obligations equal to such Lender's pro-rata share and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Agent shall promptly notify each such participant Revolving Lender of each Letter of Credit issued, increased, or extended and the Dollar Equivalent of such Lender's participation in such Letter of Credit.

       2.23.4 Reimbursement. In the event an Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower which is the account party thereunder upon demand (the amount demanded is referred to in this Agreement as the "Reimbursement Obligation"), such Issuing Bank shall give notice of such payment to the Agent and the Revolving Lenders, and each Revolving Lender shall promptly reimburse such Issuing Bank in Dollars or the applicable Alternative Currency such Lender's pro-rata share of such payment and such Borrower's Reimbursement Obligation in connection with such Letter of Credit shall be deemed for all purposes of this Agreement to constitute a Floating Rate Advance in the Dollar Equivalent of such Lender's pro rata share of such payment to such Borrower from such Lender. Such Borrower hereby unconditionally and irrevocably authorizes and directs the Agent and the Revolving Lenders to record and otherwise treat such Reimbursement Obligation not immediately reimbursed by such Borrower as a Revolving Credit Loan to such Borrower consisting of Floating Rate Advances in the Dollar Equivalent of such Reimbursement Obligation. If such reimbursement is not made by any Revolving Lender to such Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Lender shall pay interest thereon to such Issuing Bank for each day such amount is due from such Lender at a rate per annum equal to the Federal Funds Effective Rate on the Dollar Equivalent of such amount for each such day through the fifth Business Day after such amount was due and the interest rate applicable to the Borrower on each date thereafter for Floating Rate Advances.

       2.23.5 Revolving Lender Obligations Several. The failure of any Revolving Lender to pay any amount pursuant to the foregoing Section 2.23.4 shall not relieve any other Revolving Lender of its obligation to make its payment to such Issuing Bank. No Revolving Lender shall be responsible for the failure of any other Revolving Lender to make the payment to be made by such other Revolving Lender on the date of any payment under a Letter of Credit.

       2.23.6 Obligations Unconditional. The Reimbursement Obligations and other obligations of the Borrowers under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

       (a) any lack of validity or enforceability of any Letter of Credit Document;

       (b) any amendment or waiver of or any consent to departure from any Letter of Credit Document, except to the extent otherwise provided in such amendment, waiver, or consent;

       (c) the existence of any claim, set-off, defense, or other right which the Borrowers may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank for such Letter of Credit, or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement, or in any Letter of Credit Documents or any unrelated transaction;

       (d) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or

       (e) payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit unless such noncompliance is evident on the face of such draft or certificate;

provided, however, that nothing contained in this Section 2.23.6 shall be deemed to constitute a waiver of any remedies of the Borrowers in connection with the Letters of Credit under Section 2.23.7.

       2.23.7 Liability of Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable for or responsible for:

       (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

       (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; or

       (c) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit unless such noncompliance is evident on the face of such draft or certificate.

Notwithstanding the foregoing, the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, as opposed to consequential damages suffered by the Borrowers which were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES

       3.1    Yield Protection.

       (a) If, after the date hereof, with respect to any Eurocurrency Advance, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline, or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

           (i) subjects any Lender or any applicable Lending Office to any tax, duty, charge, or withholding on or from payments due from any of the Borrowers (excluding net income taxes and franchise taxes or any other tax based upon income imposed on the Agent or any Lender by the jurisdiction (x) of a Lending Office maintained by the Agent or such Lender or (y) in which the Agent or such Lender is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest, or any other payments to any Lender or Lending Office in respect of its Loans or other amounts due it hereunder, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Office of making, funding, or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Office in connection with any Loans, or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of Loans held, or interest received by it, by an amount deemed material by such Lender, then, within 15 days after demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding, and maintaining its Loans and its Commitment.

       (b) In addition to any other amounts payable by the Borrowers hereunder, each Lender may require the Relevant Borrower to pay, contemporaneously with each payment of interest on Eurocurrency Advances of such Relevant Borrower, additional interest on the related Eurocurrency Loan of such Lender at the percentage calculated from time to time by such Lender to be the percentage required to fully compensate such Lender for all reserve costs, liabilities, expenses, and assessments which have been incurred by such Lender (or its applicable Lending Office) regarding the making, funding, or maintaining of such Eurocurrency Loan (including, without limitation, any and all liquid asset maintenance requirements of the Bank of England and any reserve requirements of Regulation D). Any Lender wishing to require payment of such additional interest (i) shall so notify the Relevant Borrower and the Agent pursuant to Section 3.6, in which case such additional interest on the Eurocurrency Loans of such Lender shall be payable in the applicable currency to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice and (ii) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on such Eurocurrency Loans of the amount then due it under this Section 3.1(b); provided, however, that if a Lender fails to give such prior notice, then such additional interest shall be payable five Business Days after such notice is given.

       3.2 Changes in Capital Adequacy Regulations. If a Lender or an Issuing Bank determines the amount of capital required or expected to be maintained by such Lender or such Issuing Bank, any Lending Office of such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank is increased as a result of a Change, then, within 15 days after demand by such Lender or such Issuing Bank, the Borrower shall pay such Lender or such Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which is attributable to this Agreement, such Lender's Loans or its obligation to make Loans hereunder, or such Issuing Bank's Letters of Credit or its obligation to issue the Letters of Credit (after taking into account such Lender's or such Issuing Bank's good faith policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental, or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, any Issuing Bank or any Lending Office or any corporation controlling any Lender or any Issuing Bank. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking

Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3 Letters of Credit. If any Change shall either (a) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, letters of credit participated in, or assets held by, or deposits in or for the account of, any Revolving Lender or any Issuing Bank or (b) impose on a Revolving Lender or an Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to such Lender or such Issuing Bank of issuing or maintaining or participating in any Letter of Credit (which increase in cost shall be determined by such Lender's or such Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, within 15 days after demand by such Lender or such Issuing Bank, the Borrowers shall pay to the Agent for the benefit of such Lender or such Issuing Bank, from time-to-time as specified by such Lender or such Issuing Bank, additional amounts which shall be sufficient to compensate such Lender or such Issuing Bank for such increased cost. A certificate as to such increased cost incurred by such Lender or such Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, submitted by such Lender or such Issuing Bank to the Borrowers, shall be conclusive and binding for all purposes, absent manifest error.

       3.4 Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available, (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance,
(c) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any applicable Alternative Currency (including, without limitation, changes in national or international financial, political, or economic conditions or currency exchange rates or exchange controls), or (d) it has become otherwise materially impractical for the Lenders to make such Advance in any applicable Alternative Currency, then the Agent shall suspend the availability of the affected Type of Advance until such circumstance no longer exists and require any Eurocurrency Advances of the affected Type to be repaid.

       3.5 Funding Indemnification. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the Relevant Borrower for any reason other than default by the Agent or the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Advance.

       3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its Eurocurrency Advances to reduce any liability of the Borrowers to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.4, so long as such designation is not disadvantageous to such Lender. Each Lender and each Issuing Bank shall use reasonable efforts to promptly deliver a written statement of such Lender or such Issuing Bank to the Borrower (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.3, or 3.5; provided, however, that with respect to any circumstances occurring before the date of any such notice, such Lender or such Issuing Bank shall only be entitled to recover compensation for such events occurring within 120 days before the date of such notice. Such written statement shall set forth in reasonable detail the calculations upon which such Lender or such Issuing Bank determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Advances shall be calculated as though each Lender funded its Eurocurrency Advances through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender or any Issuing Bank shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.3, and 3.5 shall survive payment of the Obligations and termination of this Agreement.

       3.7 Right to Substitute Lender. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 or unable to make a Type of Advance available in accordance with Section 3.4, shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company, or other business lender selected by the Borrower and reasonably acceptable to the Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the taxes or regulatory changes that gave rise to such assigning Lender's claim for such compensation, or that has agreed to make the Type of Advance available that was not made available from such assigning Lender, in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Notes held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment, and (c) the Borrower's release of such assigning Lender from any further obligation or liability under this Agreement and the Loan Documents. Notwithstanding anything to the contrary contained in this Section 3.7, in no event shall the replacement of any Lender result in a decrease or reallocation of the Aggregate Total Commitment without the prior written consent of each of the remaining Lenders.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

       4.1 Restatement. The Existing Credit Agreement shall be amended and restated in its entirety by this Agreement upon the satisfaction or written waiver of each of the following conditions precedent on or before March 20, 1997:

       (a) Documentation. The Borrower has furnished the following to the Agent with sufficient copies for the Lenders:

           (i) Charter Documents; Good Standing Certificates. Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, certified by the secretary or assistant secretary of the Borrower and a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

          (ii) By-Laws and Resolutions. Copies, certified by the secretary or assistant secretary of the Borrower of its by-laws and of its board of directors' resolutions authorizing the execution, delivery, and performance of the Loan Documents to which the Borrower is a party.

         (iii) Incumbency Certificate. An incumbency certificate, executed by the secretary or assistant secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

          (iv) Officer's Certificate. A certificate, dated the initial Borrowing Date, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (A) on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing; (B) no injunction or temporary restraining order which would prohibit the making of the Loans, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (C) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings, or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required in connection with this Agreement have been or, prior to the time required, will have been, obtained, given, filed, or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and all waiting periods applicable thereto have expired; (D) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the initial Borrowing Date; and (E) there has occurred no material adverse change in the consolidated financial condition of the Borrower from that reflected in the Borrower's consolidated financial statements as of December 31, 1996.

           (v) Legal Opinions. (i) A written opinion of Franklin Myers, general counsel of the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel and (ii) a written opinion of the outside counsel to the Borrower and the Subsidiaries addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

          (vi) Revolving Credit Notes. A Revolving Credit Note payable to the order of each of the Revolving Lenders duly executed by each Borrower.

         (vii) Competitive Bid Notes. A Competitive Bid Note payable to the order of each of the Revolving Lenders duly executed by the Borrower.

        (viii) Swing Notes. A Singaporean Swing Loan Note payable to the order of each of the Singaporean Lenders duly executed by the Singaporean Borrower and a Canadian Swing Loan Note payable to the order of each of the Canadian Lenders duly executed by the Canadian Borrower.

          (ix) Loan Documents. Executed originals of this Agreement and each of the other Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents, and financial statements required to be delivered pursuant hereto and thereto.

           (x) Letters of Direction. Written money transfer instructions with respect to the initial Advances and to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (xi) Subsidiary Charter Documents; Good Standing Certificates. Copies of the articles or certificates of incorporation or other organizational documents of each Borrowing Subsidiary, together with all amendments thereto, certified by the secretary or assistant secretary, director, or other appropriate official of such Borrowing Subsidiary and a good standing certificate (if applicable) issued by the Secretary of State (or other appropriate official) of the jurisdiction of such Subsidiary's incorporation or organization and such other jurisdictions as shall be requested by the Agent.

         (xii) Subsidiary By-Laws and Resolutions. Copies, certified by the secretary or assistant secretary, director, or other appropriate official of each Borrowing Subsidiary, of its by-laws and board of directors' (or functional equivalent thereof's) resolutions of such Subsidiary (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) or such other evidence of corporate authority reasonably acceptable to the Agent in either case authorizing the execution, delivery, and performance of the Loan Documents to which such Subsidiary is a party.

        (xiii) Subsidiary Incumbency Certificates. An incumbency certificate, executed by the secretary or assistant secretary of each Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of each such Subsidiary authorized to sign the Loan Documents upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (xiv) Other. Such other documents as the Agent, any Lender, or their counsel may have reasonably requested. All legal matters incident to the making of the initial Advances shall be satisfactory to the Lenders and their counsel.

       (b)    Payment of Fees and Expenses.       The Borrower shall have paid
to the Agent for its account and the fees and expenses required by Section 2.10 to be paid as of the date of this Agreement.

       (c) No Default. No Default or Unmatured Default shall have occurred and be continuing.

       (d) Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects.

       (e) Existing Credit Agreement. Contemporaneously with the amendment and restatement of the Existing Credit Agreement, (i) each of the Lenders (as defined in the Existing Credit Agreement) shall have received payment in full of all amounts owing under the Existing Credit Agreement from the proceeds of the initial Advances under this Agreement and (ii) the Agent shall have received a master assignment agreement in form reasonably satisfactory to the Agent executed by each of the Existing Lenders which are not party to this Agreement.

       4.2 Each Future Advance. The Revolving Lenders shall not be required to make any Advance and no Issuing Bank shall be required to issue, increase, or extend any Letter of Credit, unless on the applicable Borrowing Date or the date of such issuance, increase, or extension:

       (a) There exists no Default or Unmatured Default and none would result from such Advance or the issuance, increase, or extension of such Letter of Credit;

       (b) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date or the date of such issuance, increase, or extension, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date; and

       (c) A Borrowing Notice, Competitive Bid Quote Request, or Issuance Request shall have been properly submitted.

       Each Borrowing Notice, Swing Loan Request, Issuance Request, and Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 have been satisfied.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

       The Borrowers represent and warrant to the Lenders that:

       5.1 Corporate Existence and Standing. Each of the Borrowers is a corporation duly incorporated or organized, validly existing, and in good standing (to the extent applicable) under the laws of its respective jurisdiction of incorporation or organization. Each of the Borrowers and each of the Subsidiaries is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other business entity and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where the failure to qualify may not reasonably be expected to have a Material Adverse Effect.

       5.2 Authorization and Validity. Each of the Borrowers has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrowers of the Loan Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid, and binding obligations of each of the Borrowers, as applicable, enforceable against each of such Borrowers, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

       5.3 Compliance with Laws and Contracts. Each of the Borrowers and each of the Subsidiaries has complied in all material respects with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its respective businesses or the ownership of its respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by any of the Borrowers of the Loan Documents to which it is a party, the application of the proceeds of the Loans or any other transaction contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, T, U, and X), order, writ, judgment, injunction, decree, or award binding on any of the Borrowers' charter, articles or certificate of incorporation, or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument, or agreement to which any of the Borrowers is a party or is subject, or by which it, or its property, is bound (other than violations which have been permanently and effectively waived), or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of the Borrowers pursuant to the terms of any such indenture, instrument, or agreement, or (c) require any consent of the stockholders of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument, or agreement that could not reasonably be expected to have a Material Adverse Effect.

       5.4 Governmental Consents. Except for those which have been obtained, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording, or registration with, or exemption by, or other action in respect of, any court, governmental, or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect, or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans or any other transaction contemplated in the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state, or local law, rule, regulation, order, writ, judgment, injunction, decree, or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

       5.5 Financial Statements. The Borrower has heretofore furnished to each of the Lenders the December 31, 1996 audited consolidated financial statements of the Borrower and the Subsidiaries (the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and the Subsidiaries at such date and the consolidated results of their operations for the fiscal year then ended.

       5.6 Material Adverse Change. No material adverse change in the business, Property, financial condition, or results of operations of the Borrower and the Subsidiaries taken as a whole has occurred since December 31, 1996.

       5.7 Taxes. The Borrower and the Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state, and local tax returns and all other tax returns (other than local returns pertaining to immaterial amounts) which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for taxes for which the failure to pay could not be reasonably expected to cause a Material Adverse Effect or taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals, and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

       5.8 Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry, or governmental investigation pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin, or unduly delay the making of the Loans under this Agreement.

       5.9 Subsidiaries. Schedule 5.9 contains an accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation or organization and the percentage of their capital stock owned by the Borrower or other Subsidiaries. Each Borrowing Subsidiary is a direct, Wholly-Owned Subsidiary except for the Singaporean Borrower, all of the issued and outstanding capital stock of which is owned by the Borrower and Cooper Energy Services International, Inc., a direct, Wholly-Owned Subsidiary of the Borrower. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable, and are free and clear of all Liens. No authorized but unissued or treasury shares of capital stock of any Subsidiary are subject to any option, warrant, right to call, or commitment of any kind or character. Except as set forth on Schedule 5.9, no Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation or other charter document of the Borrower or such Subsidiary.

       5.10 ERISA. Except as disclosed on Schedule 5.10, no Single Employer Plan has any Unfunded Liability in excess of $15,000,000. Neither the Borrower nor any other member of a Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred any unsatisfied withdrawal liability to any Multiemployer Plan, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. Neither the Borrower nor any member of a Controlled Group has, with respect to any Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations, or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of a Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. The Borrower has not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject the Borrower to any material liability. Within the last five years, neither the Borrower nor any member of a Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of a Controlled Group and which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other member of a Controlled Group has any material liability, contingent or otherwise, under either Title

IV of ERISA or Chapter 43 of the Code by reason of being or having at some earlier date been a part of Cooper Industries, Inc. or being or having been treated as a single employer with Cooper Industries, Inc. as a single employer under Section 414 of the Code.

       5.11 Defaults. No Default or Unmatured Default has occurred and is continuing.

       5.12 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock.
No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation T, Regulation U, or Regulation X. Neither the making of any Advance hereunder, the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, Regulation T, Regulation U, or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and the Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

       5.13 Investment Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       5.14 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

       5.15 Environmental Laws. There are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding"), whether pending or threatened, or judgments or orders asserting violations of applicable federal, state, and local environmental, health, and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives, and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance, or chemical or any pollutant, contaminant, chemical, or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil, or any fraction thereof ("Hazardous Materials") asserted against the Borrower or any of the Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently (or, to the best of their knowledge, formerly), legally or beneficially owned or operated by the Borrower or any Subsidiary or on or under real property to which the Borrower or any of the Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials, which release could reasonably be expected to have a Material Adverse Effect. To the knowledge of each of the Borrowers, no real property currently or formerly owned or operated by the Borrower or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials in a material violation of any Environmental Law, except as disclosed on
Schedule 5.15. The Borrower and each of the Subsidiaries have obtained and are in compliance in all material respects with all material permits, certificates, licenses, approvals, and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, and effluent discharges and the storage, treatment, transport, and disposal of Hazardous Materials, except for such Environmental Permits for which the failure to so obtain or comply could reasonably be expected to cause a Material Adverse Effect. To the knowledge of each of the Borrowers, no asbestos containing materials, polychlorinated biphenyls, or underground storage tanks are or have been located in, on or under real property owned or operated by the Borrower or any of the Subsidiaries, in a material violation of any Environmental Law.

       5.16 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

       5.17 Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate, or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to any of the Borrowers (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                   COVENANTS

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

       6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, consistently applied, and furnish to the Lenders:

       (a) Within 90 days after the close of each of its fiscal years, an audit report unqualified as to going concern or as to access to information or in any other material respect and certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles, as in effect from time to time, applied consistently on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings, and cash flows accompanied by a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof. The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Borrower has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

       (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, retained earnings, and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer. The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Borrower has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

       (c) Within 45 days after the close of each fiscal quarter, for each of the Borrowing Subsidiaries, consolidating unaudited balance sheets as at the close of each such period and consolidating statements of income for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer. The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Borrower has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

       (d) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit G signed by an Authorized Officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

       (e) Within 10 Business Days after the Borrower knows that any Termination Event that could reasonably be expected to cause a Material Adverse Effect has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Borrower, describing such Termination Event and the action which the Borrower proposes to take with respect thereto.

       (f) Within 30 days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of the Subsidiaries is or may be liable to any Person in an amount which could reasonably be expected to exceed $5,000,000 as a result of the release by the Borrower, any of the Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment and (ii) any notice, complaint, or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of the Subsidiaries as to which the liability of the Borrower and the Subsidiaries may reasonably be expected to exceed $5,000,000.

       (g) Promptly upon the furnishing thereof to the stockholders of the Borrower, copies of all financial statements, reports, and proxy statements so furnished.

       (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly, or other regular reports which the Borrower or any of the Subsidiaries files with the SEC.

       (i) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

       6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Revolving Credit Advances, the Competitive Bid Advances, the Letters of Credit, and the Swing Loans to meet the general corporate needs of the Borrower and the Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances, the Letters of Credit, or the Swing Loans to purchase or carry any Margin Stock or to finance the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

       6.3 Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) any other event or development, financial or otherwise, relating specifically to the Borrower or any of the Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

       6.4 Conduct of Business. The Borrower and the Subsidiaries, taken as a whole, will carry on and conduct their business in substantially the same manner and in substantially the same or related fields of enterprise as it is presently conducted by the Borrower and the Subsidiaries taken as a whole. The Borrower will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated, validly existing, and in good standing as a corporation or other business entity in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to so maintain its authority could reasonably be expected to cause a Material Adverse Effect; provided, however, that Subsidiaries may enter into mergers permitted by Section 6.11 and may (other than in the case of Borrowing Subsidiaries) be liquidated if such liquidation may not reasonably be expected to have a Material Adverse Effect.

       6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state, and local tax returns required by applicable law and pay when due all material taxes, assessments, and governmental charges and levies upon it or its income, profits, or Property, except which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

       6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on substantially all their Property, or maintain self insurance, in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

       6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees, or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect or for which the compliance is being contested in good faith by appropriate proceedings.

       6.8 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, the officers of the Borrowers at such reasonable times and intervals as the Lenders may designate and upon reasonable notice. When no Default has occurred and is continuing, any such inspection or examination shall be at the Lenders' cost and expense. When a Default has occurred and is continuing, any such inspection or examination shall be at the Borrower's cost and expense.

       6.9 Capital Stock and Dividends. The Borrower will not, nor will it permit any Subsidiary to:

       (a) issue (except by a Subsidiary to the Borrower or any Wholly-Owned Subsidiary) any preferred stock, other capital stock or any equity securities of any kind subject to sinking fund payments or other mandatory redemptions or payments prior to the Facility Termination Date or

       (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own common stock) or redeem, repurchase, or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding if a Default or Unmatured Default exists before or after giving effect thereto.

       6.10 Indebtedness of Subsidiaries. The Borrower will not permit the Subsidiaries to create, incur, or suffer to exist (a) Indebtedness which, in accordance with Agreement Accounting Principles is required to be shown on the balance sheet of such Person (other than Indebtedness owed by one of the Borrower's Wholly-Owned Subsidiaries to the Borrower or to another Wholly-Owned Subsidiary), (b) Contingent Obligations in respect of a Person other than the Borrower or another Subsidiary, (c) Attributable Debt as lessor or guarantor under Synthetic Leases, and (d) Attributable Debt as seller, originator, or guarantor under accounts or notes receivable financing or securitization programs, in an aggregate amount outstanding at any time in excess of $150,000,000.

       6.11 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower and (b) the Borrower or any Subsidiary may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists, (ii) in the case of a merger or a consolidation involving the Borrower, the Borrower is the continuing or surviving corporation, and (iii) in the case of a merger or a consolidation involving a Borrowing Subsidiary, if such Subsidiary is not the continuing or surviving entity, then the continuing or surviving entity has agreed in writing to assume the obligations of such Subsidiary under the Loan Documents.

       6.12 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to enter into any Asset Disposition from on and after the date of this Agreement, except for Asset Dispositions that in the aggregate do not constitute a Substantial Portion of the Property of the Borrower and the Subsidiaries.

       6.13 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable arising in the ordinary course of business on terms customary in the trade and which are due within 120 days after the invoice date, with or without recourse, in an amount that exceeds $150,000,000 in the aggregate face amount at any time outstanding.

       6.14 Investments in Foreign Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments in Foreign Subsidiaries organized under the laws of or with a principal place of business or headquarters in a non-Investment Grade Country, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture organized under the laws of or with a principal place of business or headquarters in a non-Investment Grade Country, except for cash Investments which, when aggregated with (i) the outstanding amount of net equity (i.e., cash contributed net of cash dividends and cash redemptions received) invested by the Borrower in such Foreign Subsidiaries and partnerships and joint ventures and (ii) all other outstanding Indebtedness owing to the Borrower and the Subsidiaries by such Foreign Subsidiaries and such partnership and joint ventures, does not exceed, at the time made, the greater of (A) 5% of the Borrower's consolidated net assets and (B) $75,000,000.

       6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of the Subsidiaries, except:

       (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

       (b) Liens imposed by law, such as carriers', warehousemen's, and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

       (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

       (d) Utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

       (e)    Liens existing on the date hereof and described in Schedule 6.15;
and

       (f) Liens other than those permitted by (a), (b), (c), (d), or (e) immediately above securing Indebtedness not at any time exceeding in the aggregate 10% of Net Worth.

       6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate that is not a Subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms. The Borrower will cause each Borrowing Subsidiary to remain a Wholly-Owned Subsidiary.

       6.17 Environmental Matters. The Borrower will, and will cause each Subsidiary to, (a) conduct its business so as to comply with all applicable material Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any applicable material Environmental Law, except where failure to comply or take action could not reasonably be expected to have a Material Adverse Effect and (b) establish and maintain a management system designed to ensure compliance with applicable material Environmental Laws and minimize financial and other risks to the Borrower and each Subsidiary arising under applicable material Environmental Laws or as the result of environmentally related injuries to Persons or Property. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of the Subsidiaries, or any material liability arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased, or operated by the Borrower or any of the Subsidiaries or a Release on real property adjacent to such real property, then the Borrower shall, upon the request of the Agent or such Lender, provide the Agent and each Lender with all such reports, certificates, engineering studies, and other written material or data relating thereto as the Agent or any Lender may reasonably require.

       6.18 Restrictions on Subsidiary Payments. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower, or (c) repay loans or advances from the Borrower.

       6.19 Financial Covenants. The Borrower on a consolidated basis with the Subsidiaries:

       6.19.1 Coverage Ratio. As of the end of each fiscal quarter for the four fiscal quarters then ended shall not permit the Coverage Ratio to be less than 2.5.

       6.19.2 Total Debt to Total Capitalization Ratio. Shall not permit the ratio of Total Debt to Total Capitalization to be greater than 50% at any time; provided that the ratio of Total Debt to Total Capitalization may increase to up to 60% for up to one year after the date of a Specified Acquisition approved by the board of directors (or functional equivalent thereof) of the acquired business; provided further that, prior to effecting any such acquisition, the Borrower provides to the Agent and the Lenders financial projections covering the 12 months beginning on or about the date of such acquisition and showing that (a) the financing of such acquisition will not otherwise cause any Default or Unmatured Default during such period and (b) the ratio of Total Debt to Capitalization will be 50% or less within such 12-month period.

       6.20   ERISA Compliance.

       With respect to any Plan, neither the Borrower nor any Subsidiary shall:

       (a) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $10,000,000, whether or not waived;

       (b) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of a Controlled Group in excess of $10,000,000;

       (c) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or

       (d) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Borrower or any other member of a Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Neither the Borrower nor any Subsidiary shall incur liability in excess of $10,000,000 under Title IV of ERISA or Chapter 43 of the Code by reason of being or having been a part of Cooper Industries, Inc.


                                  ARTICLE VII

                                    DEFAULTS

       The occurrence of any one or more of the following events shall constitute a Default:

       7.1 Any written representation or warranty made, or deemed made pursuant to Section 4.2, by the Borrower or any of the Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

       7.2 Nonpayment of (a) principal of any Revolving Credit Note when due, (b) principal of any Swing Note (i) within five Business Days of when due if the Aggregate Revolving Credit Commitment minus the Aggregate Exposure Amount (the "Availability") on the date such principal payment is due is greater than or equal to the principal amount so due or (ii) when due if the Availability is less than the principal amount so due, or (c) interest upon any Note or any facility fee or other fee or obligations under any of the Loan Documents within five Business Days after the same becomes due.

       7.3 The breach by any of the Borrowers of any of the terms or provisions of Section 6.2 or 6.3(a) or Sections 6.09 through 6.20.

       7.4 The breach by any of the Borrowers (other than a breach which constitutes a Default under Section 7.1, 7.2, or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

       7.5 The default (after any applicable grace period) by the Borrower or any of the Subsidiaries in the performance of any term, provision, or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $20,000,000 is outstanding or any Hedging Obligations with an aggregate mark-to-market exposure in excess of $20,000,000, provided such default has not been cured or waived, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity or such Hedging Obligations to terminate or become due before its stated due date; or any such Indebtedness or Hedging Obligations of the Borrower or any of the Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

       7.6 The Borrower or any of the Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors,
(c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

       7.7 Without the application, approval, or consent of the Borrower or any of the Subsidiaries, a receiver, trustee, examiner, liquidator, or similar official shall be appointed for the Borrower or any of the Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of the Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

       7.8 Any court, government, or governmental agency shall condemn, seize, or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and the Subsidiaries which, when taken together with all other Property of the Borrower and the Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

       7.9 The Borrower or any of the Subsidiaries shall fail within thirty days to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $20,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

       7.10   Any Change in Control shall occur.

       7.11 The Parent Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Parent Guaranty, or the Borrower shall fail to comply with any of the terms or provisions of the Parent Guaranty or shall deny that it has any further liability under the Parent Guaranty or gives notice to such effect.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

       8.1 Optional Acceleration of Maturity. If any Default (other than a Default under Section 7.6, 7.7, or 7.8) shall have occurred and be continuing, then, and in any such event,

       (a) the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Loans and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers;

       (b) the Borrower shall, on demand of the Agent at the request or with the consent of the Required Lenders, deposit with the Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

       (c) the Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Parent Guaranty or any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

       8.2    Automatic Acceleration of Maturity.  If any Default pursuant to
Section 7.6, 7.7, or 7.8 shall occur,

       (a) the obligation of each Lender to make Loans and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest, or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers;

       (b) the Borrower shall deposit with the Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

       (c) the Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Parent Guaranty or any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

       8.3    Cash Collateral Account.

       (a) Pledge. The Borrower hereby pledges, and grants to the Agent for the benefit of the Lenders, a security interest in all funds held in the Cash Collateral Account from time-to-time and all proceeds thereof, as security for the payment of the Obligations, including all Letter of Credit Obligations owing to the Issuing Banks or any other Lender due and to become due from the Borrower to any Issuing Bank or any other Lender under this Agreement in connection with the Letters of Credit. Nothing in this Section 8.3, however, shall either obligate the Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Agent, which it may exercise at any time and from time-to-time, to release to the Borrower any funds held in the Cash Collateral Account pursuant to the other provisions of this Section 8.3.

       (b) Application against Letter of Credit Obligations; Release of Funds. The Agent may, at any time or from time-to-time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to the Issuing Banks, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrower to the Issuing Banks under this Agreement in connection with the Letters of Credit. So long as no Default referred to in Section 7.2 shall have occurred and be continuing, the Agent will release to the Borrower at the Borrower's written request funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of (i) the total amount of funds held in the Cash Collateral Account over (ii) the Letter of Credit Exposure.

       (c) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

       8.4 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

       (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

       (b)    Reduce the percentage specified in the definition of Required
Lenders;

       (c)    Increase the amount of the Commitment of any Lender hereunder;

       (d)    Extend the Facility Termination Date;

       (e)    Amend this Section 8.4;

       (f)    Release the Borrower from the Parent Guaranty; or

       (g) Permit any assignment by any of the Borrowers of their respective Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

       8.5 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment, or other variation of the terms, conditions, or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.4, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

       9.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

       9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any of the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.3 Taxes. Any stamp, documentary, or similar taxes, assessments, or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrowers, together with interest and penalties, if any, accruing after the Borrower has notice of such taxes, assessments, or charges.

       9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent, and the Lenders and supersede all prior agreements and understandings among any of the Borrowers, the Agent, and the Lenders relating to the subject matter thereof other than the fee letter dated February 21, 1997 in favor of First Chicago.

       9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint, and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       9.7 Expenses; Indemnification. The Borrowers shall reimburse the Agent for any reasonable costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, and modification of the Loan Documents. The Borrowers also agree to reimburse the Agent and the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of any Obligations not paid when due or enforcement of the Loan Documents. The Borrowers further agree to indemnify the Agent and each Lender, its directors, officers, and employees against all losses, claims, damages, penalties, judgments, liabilities, and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the

Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.7 shall survive the termination of this Agreement.

       9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

       9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       9.10 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. Each of the Borrowers shall rely entirely upon its own judgment with respect to its business, and any review, inspection, or supervision of, or information supplied to the Borrowers by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrowers nor any other Person is entitled to rely thereon.
The Borrowers (a) agree that neither the Agent nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract, or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Agent, or such Lender, final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence or willful misconduct of the party from which recovery is sought. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Agent nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release, and agree not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby or the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith.

       9.11 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD

TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       9.12 CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL, NEW YORK OR ILLINOIS STATE COURT SITTING IN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS, RESPECTIVELY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OF THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY OF THE BORROWERS AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN NEW YORK, NEW YORK OR CHICAGO, ILLINOIS.

       9.13 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       9.14 Disclosure. Each of the Borrowers and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with any of the Borrowers, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions and (b) waive any liability of First Chicago or such Affiliate to any of the Borrowers or any Lender, respectively, arising out of or resulting from such investments, loans, or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates to the extent that such liability would not have arisen but for First Chicago's status as Agent hereunder.

       9.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent, and the Lenders and each party has notified the Agent that it has taken such action.

       9.16 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence and for use in connection with this Agreement, including, without limitation, for use in connection with its rights and remedies hereunder, except for disclosure (a) to its Affiliates or to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender, (c) to regulatory officials, (d) as requested pursuant to or as required by law, regulation, or legal process, (e) in connection with any legal proceeding to which that Lender is a party, and
(f) permitted by Section 12.4.


                                   ARTICLE X

                                   THE AGENT

       10.1 Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any of the Borrowers or any Lender by reason of this Agreement, any Loan Document or any transaction contemplated hereby or thereby.

       10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

       10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any of the Borrowers or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

       10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents, or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty, or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability, or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the

Borrowers to the Agent at such time, but is voluntarily furnished by any of the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

       10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.4, all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro-rata against any and all liability, cost, and expense that it may incur by reason of taking or continuing to take any such action.

       10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

       10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper, or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

       10.8 Agent's Reimbursement and Indemnification. The Revolving Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by any of the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration, and enforcement of the Loan Documents, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Revolving Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

       10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

       10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity, or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of the Subsidiaries in which the Relevant Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

       10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       10.12 Successor Agent and Issuing Bank. The Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent, with the consent of the Borrower (which shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. Notwithstanding its resignation or removal, the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by it and outstanding on the effective date of its resignation or removal and the provisions affecting such Letters of Credit and such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of, and shall continue to bind, the retiring or removed Issuing Bank until the termination of all such Letters of Credit (giving effect to any extensions or renewals thereof made in accordance with the provisions of this Agreement). After the effectiveness of the resignation of an Agent or an Issuing Bank, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or an Issuing Bank hereunder and under the other Loan Documents.

       10.13 Co-Agents. There shall be no rights, obligation, or liabilities afforded to or imposed upon any Co-Agent by virtue of its status as such under this Agreement.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

       11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

       11.2 Ratable Payments. While no Default or Unmatured Default exists, if any Revolving Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Credit Loans (other than payments received pursuant to Section 3.1, 3.2, or 3.5) in a greater proportion than its pro-rata share of such Revolving Credit Loans, such Revolving Lender agrees, promptly upon demand, to purchase a portion of the Revolving Credit Loans held by the other Revolving Lenders so that after such purchase each Revolving Lender will hold its pro rata proportion of the Revolving Credit Loans. While no Default or Unmatured Default exists, if any Swing Loan Lender, whether by setoff or otherwise, has payment made to it upon its Canadian Swing Loans or Singaporean Swing Loans (other than payments received pursuant to Section 3.1, 3.2, or 3.5) in a greater proportion than its ratable share of such Swing Loans, such Swing Loan Lender agrees, promptly upon demand, to purchase a portion of the Canadian Swing Loans or Singaporean Swing Loans, as the case may be, held by the other Swing Loan Lenders so that after such purchase each Canadian Lender or Singaporean Lender, as the case may be, will hold its ratable proportion of the Canadian Swing Loans or the Singaporean Swing Loans, as the case may be. While a Default or an Unmatured Default exists, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, or 3.5) in a greater proportion than its pro-rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its pro-rata share of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of any of the Borrowers to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes. All calculations to determine a Lender's share of any Loans in an Alternative Currency under this Section 11.2 shall be based upon the Dollar Equivalent of such Alternative Currency.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) none of the Borrowers shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority, or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Note or of any Note or Notes issued in exchange therefor.

       12.2   Participations.

       12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities excluding entities classified by SIC code 3533 ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

       12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification, or waiver of any provision of the Loan Documents other than any amendment, modification, or waiver which effects any of the modifications referenced in clauses (a) through (g) of Section 8.4.

       12.2.3 Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant; and provided further that such right of setoff shall not be exercisable until five Business Days after the date upon which the Borrower receives written notice of the fact that such Participant is a Participant (it being understood that neither the Agent, the Lender granting such participation nor the Participant shall be obligated to give such notice). The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

       12.3   Assignments.

       12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that in the case of an assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of (a) $10,000,000 or (b) all of such Lender's Revolving Credit Commitment and Loans. A Lender making an assignment shall also assign or cause such Lender's affiliate, if any, who is a Swing Loan Lender to assign a portion of such Swing Loan Lender's Swing Loans to the assignee or an appropriate affiliate of the assignee equal to the same portion of the Revolving Credit Commitments and Revolving Credit Loans sold to such Assignee. No Swing Loan Lender may assign any portion of its Swing Loans unless it or its affiliate which is a Revolving Lender assigns the same portion of such Revolving Lender's Revolving Credit Commitments and Revolving Credit Loans to the Person or an affiliate of the Person purchasing the assignment from such Swing Loan Lender Such assignment shall be substantially in the form of Exhibit H or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

       12.3.2 Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit H (a "Notice of Assignment"), together with any consents required by Section 12.3.1 and (b) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and
(b) the transferor Lender shall be released with respect to the percentage of the Aggregate Revolving Credit Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders, or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this
Section 12.3.2, the transferor Lender, the Agent, and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Total Commitment, as adjusted pursuant to such assignment.

       12.4 Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee (which, in each case, has agreed to be bound by the provisions of Section 9.16) any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and the Subsidiaries.

       12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.22(b).


                                  ARTICLE XIII

                                    NOTICES

       13.1 Giving Notice. Except as otherwise permitted by Section 2.17 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

       13.2 Change of Address. The Borrowers, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                          [signature pages to follow]

       IN WITNESS WHEREOF, the Borrowers, the Lenders, the Agent, and the Co-Agents have executed this Agreement as of the date first above written.


                                   COOPER CAMERON CORPORATION


                                   By:
                                      ------------------------------------------
                                        Daniel P. Keenan
                                        Vice President & Treasurer

                                   Address:    515 Post Oak Boulevard,
                                               Suite 1200
                                               Houston, Texas  77027
                                               Attn:   Daniel P. Keenan
                                                       Vice President &
                                                        Treasurer

                                        Telecopy:      (713) 513-3355
                                        Telephone:     (713) 513-3336


                                   COOPER CAMERON (U.K.) LIMITED
                                   CAMERON FRANCE, S.A.
                                   CAMERON GMBH
                                   COOPER CAMERON (SINGAPORE) PTE.
                                       LTD.


                                   By:
                                      ------------------------------------------
                                        Daniel P. Keenan
                                        Attorney-in-fact

                                   Address:    515 Post Oak Boulevard,
                                               Suite 1200
                                               Houston, Texas  77027
                                               Attn:   Daniel P. Keenan
                                                       Vice President and
                                                       Treasurer

                                        Telecopy:      (713) 513-3355
                                        Telephone:     (713) 513-3336

REVOLVING LENDERS:

Commitments
-----------

Revolving Credit                   THE FIRST NATIONAL BANK OF
   Commitment                          CHICAGO, Individually and as Agent

$46,000,000.00
                                   By:
                                      ------------------------------------------
                                        Dixon P. Schultz
                                        Vice President

                                   Address:    1100 Lousiana, Suite 3200
                                               Houston, Texas  77002
                                               Attn:   Ms. Dixon P. Schultz
                                                       Vice President

                                        Telecopy:      (713) 654-7329
                                        Telephone:     (713) 654-7370

Revolving Credit                   ABN AMRO BANK N.V.,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    Three Riverway, Suite 1700
                                               Houston, Texas  77056
                                               Attn:   Ms. Cheryl I. Lipshutz
                                                       Group Vice President

                                        Telecopy:      (713) 629-7533
                                        Telephone:     (713) 964-3351
                                        Telex:         6868916 ABN INTL HOU

Revolving Credit                   BANK OF AMERICA ILLINOIS,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                        J. Stephen Mernick
                                        Senior Vice President

                                   Address:    333 Clay Street, Suite 4550
                                               Houston, Texas  77002-4103
                                               Attn:   Mr. J. Stephen Mernick
                                                       Senior Vice President

                                        Telecopy:      (713) 651-4808
                                        Telephone:     (713) 651-4830

Revolving Credit                   THE BANK OF NOVA SCOTIA,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    The Bank of Nova Scotia
                                               Atlanta Agency
                                               600 Peachtree Street N.E.
                                               Suite 2700
                                               Atlanta, Georgia  30308
                                               Attn:   Jeff Lents

                                        Telex:         00542319
                                        Telecopy:      (404) 888-8998
                                        Telephone:     (404) 877-1559

Revolving Credit                   THE CHASE MANHATTAN BANK,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    1 Chase Manhattan Plaza
                                               3rd Floor
                                               New York, New York  10081
                                               Attn:   Ms. Mary Jo Woodford

                                        Telephone:     (212) 552-5517


                                        With a copy to:

                                               707 Travis
                                               Houston, Texas  77002
                                               Attn:   Ms. Mona Foch
                                                       Vice President

                                        Telecopy:      (713) 216-4227
                                        Telephone:     (713) 216-5911

Revolving Credit                   CREDIT LYONNAIS, NEW YORK BRANCH,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    c/o Credit Lyonnais Houston
                                               Representative Office
                                               1000 Louisiana, Suite 5360
                                               Houston, Texas  77002
                                               Attn:   Mr. David Gurghigian

                                        Telecopy:      (713) 751-0307 or
                                                       (713) 751-0421
                                        Telephone:     (713) 753-8709

Revolving Credit                   NATIONSBANK OF TEXAS, N.A.,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    NationsBank of Texas, N.A.
                                               Energy Finance Division
                                               700 Louisiana
                                               8th Floor
                                               Houston, Texas  77002
                                               Attn:   Mr. James R. Allred

                                        Telecopy:      (713) 247-6568
                                        Telephone:     (713) 247-6327

Revolving Credit                   PNC BANK, NATIONAL ASSOCIATION,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    One PNC Plaza
                                               249 Fifth Avenue
                                               Pittsburgh, PA  15222-2707
                                               Attn:   Mr. John Way

                                        Telecopy:      (412) 762-2571
                                        Telephone:     (412) 762-5290

Revolving Credit                   ROYAL BANK OF CANADA,
   Commitment                      individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    600 Wilshire Boulevard
                                               Suite 800
                                               Los Angeles, California  90017
                                               Attn:   Mr. J. D. Frost
                                                       Senior Manager

                                        Telecopy:      (213) 955-5350
                                        Telephone:     (213) 955-5310

Revolving Credit                   SOCIETE GENERALE, SOUTHWEST
   Commitment                         AGENCY, individually and as a Co-Agent

$39,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    1111 Bagby, Suite 2020
                                               Houston, Texas  77002
                                               Attn:   Mr. Thierry Namuroy

                                        Telecopy:      (713) 650-0824
                                        Telephone:     (713) 759-6316

Revolving Credit                   AUSTRALIA AND NEW ZEALAND
   Commitment                         BANKING GROUP LIMITED

$26,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    1177 Avenue of the Americas
                                               New York, NY  10036-2798
                                               Attn:   Mr. Kyle Loughlin

                                        Telecopy:      (212) 801-9131
                                        Telephone:     (212) 801-9853
                                        Telex:         667559-420686

Revolving Credit                   COMMERZBANK AG, ATLANTA AGENCY
   Commitment

$26,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   Address:    1230 Peachtree Street, NE
                                               Suite 3500
                                               Atlanta, Georgia  30309
                                               Attn:   Mr. David Suttles

                                        Telecopy:      (404) 888-6539
                                        Telephone:     (404) 888-6524

Revolving Credit                   NATIONAL WESTMINSTER BANK PLC
   Commitment

$26,000,000.00
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    175 Water Street
                                               Floor 19
                                               New York, New York  10038
                                               Attn:   Mr. Paul Carter
                                                       Vice President and
                                                         Manager

                                        Telecopy:      (212) 602-4118
                                        Telephone:     (212) 602-4249

Aggregate Revolving Credit
   Commitment:       $475,000,000.00

CANADIAN LENDERS:

Commitments
-----------

Canadian Swing Loan                FIRST CHICAGO NBD CANADA
   Amount
$6,666,666.68
                                   By:
                                      ------------------------------------------
                                        Helen A. Carr
                                        Attorney-in-fact

                                   Address:    1100 Lousiana, Suite 3200
                                               Houston, Texas  77002
                                               Attn:   Ms. Dixon P. Schultz
                                                       Vice President

                                        Telecopy:      (713) 654-7329
                                        Telephone:     (713) 654-7370

Canadian Swing Loan                ABN AMRO BANK CANADA/BANQUE
   Amount                          ABN AMRO DU CANADA

$3,333,333.33
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    Three Riverway, Suite 1700
                                               Houston, Texas  77056
                                               Attn:   Ms. Cheryl I. Lipshutz
                                                       Group Vice President

                                        Telecopy:      (713) 629-7533
                                        Telephone:     (713) 964-3351
                                        Telex:         6868916 ABN INTL HOU

Canadian Swing Loan                BANK OF AMERICA CANADA
   Amount

$3,333,333.33
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    855 2nd Street SW, Suite 1900
                                               Calgary, Alberta T2P 4J7
                                               Attn:   D. B. Linkletter
                                                       Vice President and
                                                         Manager

                                        Telecopy:      (403) 232-8848
                                        Telephone:     (403) 269-4909

Canadian Swing Loan                THE BANK OF NOVA SCOTIA
   Amount

$3,333,333.33
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    The Bank of Nova Scotia
                                               Atlanta Agency
                                               600 Peachtree Street N.E.
                                               Suite 2700
                                               Atlanta, Georgia  30308
                                               Attn:   Jeff Lents

                                        Telex:         00542319
                                        Telecopy:      (404) 888-8998
                                        Telephone:     (404) 877-1559

                        [PAGE INTENTIONALLY LEFT BLANK]

Canadian Swing Loan                ROYAL BANK OF CANADA
   Amount

$3,333,333.33
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    Royal Bank Plaza
                                               200 Bay Street, 13th Floor
                                               South Tower
                                               Toronto, Ontario M5J 2J5
                                               Attn:   Jan Archibald
                                                       Senior Account Manager

                                        Telecopy:      (416) 974-2249
                                        Telephone:     (416) 974-6685


Aggregate Canadian Swing
   Loan Amount:      $20,000,000.00

SINGAPOREAN LENDERS:

Commitments
-----------

Singaporean Swing Loan             THE FIRST NATIONAL BANK OF
   Amount                             CHICAGO

$5,714,285.75
                                   By:
                                      ------------------------------------------
                                        Dixon P. Schultz
                                        Vice President

                                   Address:    1100 Lousiana, Suite 3200
                                               Houston, Texas  77002
                                               Attn:   Ms. Dixon P. Schultz
                                                       Vice President

                                        Telecopy:      (713) 654-7329
                                        Telephone:     (713) 654-7370

Singaporean Swing Loan             ABN AMRO BANK N.V.
   Amount

$2,857,142.85
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    Three Riverway, Suite 1700
                                               Houston, Texas  77056
                                               Attn:   Ms. Cheryl I. Lipshutz
                                                       Group Vice President

                                        Telecopy:      (713) 629-7533
                                        Telephone:     (713) 964-3351
                                        Telex:         6868916 ABN INTL HOU

Singaporean Swing Loan             BANK OF AMERICA NT & SA,
   Amount                          SINGAPORE BRANCH

$2,857,142.85
                                   By:
                                      ------------------------------------------
                                        J. Stephen Mernick
                                        Senior Vice President

                                   Address:    78 Shenton Way No. 20-00
                                               Singapore, Republic of
                                                 Singapore
                                               Attn:   Ms. Anna Lim

                                        Telecopy:      65 2393266
                                        Telephone:     65 2393191

Singaporean Swing Loan             THE BANK OF NOVA SCOTIA
   Amount

$2,857,142.85
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    The Bank of Nova Scotia
                                               Atlanta Agency
                                               600 Peachtree Street N.E.
                                               Suite 2700
                                               Atlanta, Georgia  30308
                                               Attn:   Jeff Lents

                                        Telex:         00542319
                                        Telecopy:      (404) 888-8998
                                        Telephone:     (404) 877-1559

                        [PAGE INTENTIONALLY LEFT BLANK]

Singaporean Swing Loan             NATIONSBANK OF TEXAS, N.A.
   Amount

$2,857,142.85
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    NationsBank of Texas, N.A.
                                               Energy Finance Division
                                               700 Louisiana
                                               8th Floor
                                               Houston, Texas  77002
                                               Attn:   Mr. James R. Allred

                                        Telecopy:      (713) 247-6568
                                        Telephone:     (713) 247-6327

Singaporean Swing Loan             ROYAL BANK OF CANADA, SINGAPORE
Amount                             BRANCH

$2,857,142.85
                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   Address:    140 Cecil Street, #01-00
                                               PIL Building
                                               Republic Singapore 0106
                                               Attn:   Ms. Diana Lowe

                                        Telecopy:      0086-065-224-7311
                                        Telephone:     0086-065-222-2768



Aggregate Singaporean Swing
   Loan Amount:      $20,000,000.00

                                   EXHIBIT A

                                      NOTE
                             (COMPETITIVE BID LOAN)

                                                                __________, ____

                 Cooper Cameron Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________"Lender") the aggregate unpaid principal amount of all Competitive Bids Loans made by the Lender to the Borrower pursuant to Section 2.8 of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates determined pursuant to the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Competitive Bid Loans evidenced hereby in full on the maturity date thereof.

                 The Lender shall record in accordance with its usual practice, the date, amount, applicable interest rate or margin and Interest Period of each Competitive Bid Loan and the date and amount of each principal payment hereunder; provided, however, that neither the failure to so record nor any error in this recordation shall affect the Borrower's obligations under this Note.

                 This Note (Competitive Bid Loan) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of March 20, 1997(as the same may be amended or modified and in effect from time to time, the "Agreement"), among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein (including the Lender), the Co-Agents named therein, and The First National Bank of Chicago, individually and as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                 The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note (Competitive Bid Loan).

                 THIS NOTE (COMPETITIVE BID LOAN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.



                                       COOPER CAMERON CORPORATION

                                       By:
                                         -------------------------------------
                                       Name:
                                           -----------------------------------
                                       Title:
                                            ----------------------------------

                                   EXHIBIT B
                             COMPETITIVE BID QUOTE
                                (Section 2.8.4)

                                                        _____________  ___, ____

To:      The First National Bank of Chicago, as Agent
                 Attn:    Lilian Arroyo
                              Financial Services Department
                              Fax No.: (312) 732-4033

Re:      Competitive Bid Quote to Cooper Cameron Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _______________ ___, ____, we hereby make the following Competitive Bid Quote pursuant to Section 2.8.4 of the Credit Agreement hereinafter referred to and on the following terms:

         1.      Quoting Lender: _________________________________

         2.      Person to contact at Quoting Lender: _______________________

         3.      Borrowing Date: ____________________  ____, _________1

         4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal     Interest      [Competitive      [Absolute       Minimum
Amount2       Period3       Bid Margin4]      Rate5]          Amount6
--------      --------      ------------      ---------       --------

$


_____________________________________

1      As specified in the related Invitation.
2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for at least $10,000,000 and an integral multiple of $1,000,000.
3 One, two, three or six months (Eurodollar Auction) or at least 30 and up to 180 days (Absolute Rate Auction), as specified in the related Invitation.
4 Competitive Bid Margin over or under the Eurocurrency Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".
5      Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
6      Specify minimum amount which the Borrower may accept (see Section
       2.8.4(b)(iv)).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement (as the same may be amended or modified and in effect from time to time, the "Credit Agreement") dated as of March 20, 1997 among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein, the Co-Agents named therein, and yourself, individually and as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

         Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

                                                 Very truly yours,

                                                 [NAME OF LENDER]



Dated:                        ,                  By:
       -------------  ---  ------                  ---------------------------
                                                     Authorized Officer

                                   EXHIBIT C

                         COMPETITIVE BID QUOTE REQUEST
                                (Section 2.8.2)
                                                         _____________ ___, ____

To:             The First National Bank of Chicago,
                  as agent (the "Agent")

From:           Cooper Cameron Corporation ("Borrower")

Re: Amended and Restated Credit Agreement dated as of March 20, 1997 among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein, the Co-Agents named therein and The First National Bank of Chicago, individually and as Agent (as from time to time amended, the "Agreement")


         We hereby give notice pursuant to Section 2.8.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date:  ________________ ___,________

Principal Amount: $  [1]
                  ---------

Interest Period:   [2]
                ---------

         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate].

         Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Section 4.2 thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                            COOPER CAMERON CORPORATION


                                            By:
                                              --------------------------------
                                            Title:
                                                 -----------------------------

1 Amount must be at least $10,000,000 and an integral multiple of $1,000,000.
2 One, two, three or six months (Eurodollar Auction) or at least 30 and up to 180 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurocurrency Interest Period and Absolute Rate Interest Period.

                                   EXHIBIT D

                     INVITATION FOR COMPETITIVE BID QUOTES
                                (Section 2.8.3)

                                                    ________________  ___, _____



To:             [Name of Lender]

Re:             Invitation for Competitive Bid Quotes to
                Cooper Cameron Corporation (the "Borrower")

         Pursuant to Section 2.8.3 of the Amended and Restated Credit Agreement dated as of March 20, 1997 (as from time to time amended, the "Agreement") among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein, the Co-Agents named therein and the undersigned, individually and as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:  ___________________  ___, ______

Principal Amount: $___________

Interest Period:   ___________


         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.8.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than 9:00 a.m. Chicago time on ________________, ____.

                                    THE FIRST NATIONAL BANK OF CHICAGO, as Agent


                                    By:
                                       --------------------------------------
                                    Authorized Officer

                                  EXHIBIT E

                            REVOLVING CREDIT NOTE


$_______________________                                Dated: ___________, ____



FOR VALUE RECEIVED, _______________________ (the "Borrower") HEREBY PROMISES TO PAY to the order of ______________________ (the "Lender") the principal sum of ________________________ United States Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in Dollars or the applicable Alternative Currency determined in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at the appropriate office specified in the Credit Agreement, in immediately available funds. The Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Revolving Credit Note.

                This Revolving Credit Note is a Revolving Credit Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 20, 1997 among Cooper Cameron Corporation, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein (including the Lender), the Co-Agents named therein, and The First National Bank of Chicago, individually and as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Credit Note.

                THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                                               [BORROWER]


                                               By:
                                                 -------------------------------
                                               Name:
                                                   -----------------------------
                                               Title:
                                                    ----------------------------

                                  EXHIBIT F-1

                          SINGAPOREAN SWING LOAN NOTE


$___________________________                           Dated: ____________, ____



                FOR VALUE RECEIVED, Cooper Cameron (Singapore) Pte. Ltd. (the "Borrower") HEREBY PROMISES TO PAY to the order of ____________________ (the "Lender") the principal sum of _____________________ United States Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Singaporean Swing Loans made by the Lender to the Borrower pursuant to Section
2.2 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in Dollars or the applicable Alternative Currency determined in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its main office in Chicago, Illinois in immediately available funds. The Singapore Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Singapore Swing Loan Note.

                This Singapore Swing Loan Note is a Singapore Swing Loan Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 20, 1997 among Cooper Cameron Corporation, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, the Borrower, the financial institutions named therein (including the Lender), the Co-Agents named therein, and The First National Bank of Chicago, individually and as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Singapore Swing Loan Note.

                THIS SINGAPORE SWING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                                            COOPER CAMERON (SINGAPORE) PTE. LTD.


                                            By:
                                              --------------------------------
                                            Name:
                                                ------------------------------
                                            Title:
                                                 -----------------------------

                                  EXHIBIT F-2

                            CANADIAN SWING LOAN NOTE


$___________________________                           Dated: ____________, ____


                FOR VALUE RECEIVED, ________________________________ (the
"Borrower") HEREBY PROMISES TO PAY to the order of __________________ (the "Lender") the principal sum of _____________________ United States Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Canadian Swing Loans made by the Lender to the Borrower pursuant to Section 2.3 of the Credit Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in the Alternative Currency determined in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its main office in Chicago, Illinois in immediately available funds. The Canadian Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender in accordance with its usual practices; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Canadian Swing Loan Note.

                This Canadian Swing Loan Note is a Canadian Swing Loan Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 20, 1997 among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Canadian) Pte. Ltd., the financial institutions named therein (including the Lender), the Co-Agents named therein, and The First National Bank of Chicago, individually and as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Canadian Swing Loan Note.

                THIS CANADIAN SWING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                                          ------------------------------------


                                          By:
                                            ----------------------------------
                                          Name:
                                              --------------------------------
                                          Title:
                                               -------------------------------

                                   EXHIBIT G

                             COMPLIANCE CERTIFICATE


                I, _________________ certify that I am the _____________ of
Cooper Cameron Corporation (the "Borrower"), and that as such I am authorized to execute this Compliance Certificate on behalf of the Borrower, and DO HEREBY FURTHER CERTIFY on behalf of the Borrower that:

         1. I have reviewed the terms of that certain Amended and Restated Credit Agreement, dated as of March 20, 1997, among the Borrower, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein (the "Lenders"), the Co-Agents named therein, and The First National Bank of Chicago, individually and as Agent (the "Agent") (as amended, supplemented or modified from time to time, the "Credit Agreement") and I have made, or have caused to be made by employees or agents under my supervision, a detailed review of the transactions and conditions of the Borrower and the Borrowing Subsidiaries (as this and other capitalized terms not defined herein are defined in the Credit Agreement) during the accounting period covered by the attached financial statements;

         2. The examinations described in paragraph 1 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate[, except as set forth below]; and

         3. Schedule I attached hereto sets forth financial data and computations evidencing compliance with the covenants set forth in Sections 6.10, 6.12, 6.14, 6.15, and 6.19 of the Credit Agreement, all of which data and computations are true, complete and correct.

                [Described below are the exceptions, if any, to paragraph 2, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


               ------------------------------------------------

               ------------------------------------------------

               ------------------------------------------------

               -----------------------------------------------]

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ______ day of ______________, ____.


                                              COOPER CAMERON CORPORATION


                                              By:
                                                ------------------------------
                                              Name:
                                                  ----------------------------
                                              Title:
                                                   ---------------------------

                                   SCHEDULE I


SECTION 6.10 -- INDEBTEDNESS OF SUBSIDIARIES                         ($MILLIONS)
------------    ----------------------------                         -----------

          (a) Indebtedness of Subsidiaries (other than
          Indebtedness owed by one of the Borrower's Wholly-owned Subsidiaries to the Borrower or to another Wholly-owned Subsidiary or Rate Hedging Obligation),
          (b) Contingent Obligations in respect of a Person other than the Borrower or another Subsidiary, (c) Attributable Debt as lessor or guarantor under Synthetic Leases, and (d) Attributable Debt as seller, originator, or guarantor under accounts or notes receivable financing or securitization programs

      PERMITTED MAXIMUM                                             $150,000,000


      ACTUAL                                                        ------------


SECTION 6.12 -- SALE OF ASSETS
------------    --------------


          Asset dispositions of the Borrower and its Subsidiaries to any Person other than the Borrower or a Subsidiary Guarantor for period from March 20, 1997 to date of determination:

      PERMITTED MAXIMUM                                             ------------

          greater of (a) $300,000,000 and (b) 20% of
          consolidated assets of the Borrower and its Subsidiaries as of the end of the quarter next preceding the date of determination

      ACTUAL                                                        ------------

SECTION 6.14 -- INVESTMENTS IN FOREIGN SUBSIDIARIES

   PERMITTED MAXIMUM

      5% of Borrower's consolidated net assets or $75,000,000
                                                                   $
   ACTUAL                                                          ------------

        Amount of net equity (i.e., cash contributed net of cash dividends and cash redemptions received) invested by the Borrower and the Subsidiaries in Foreign
        Subsidiaries organized or headquartered in a non-
        Investment Grade Country

        Plus, all outstanding Indebtedness owing to the Borrower
        and the Subsidiaries by the Foreign Subsidiaries
        organized or headquartered in a non-Investment
        Grade Country                                              ------------

        Equals, total actual
                                                                   ------------

SECTION 6.15(f) -- LIENS

  Indebtedness secured by Liens (other than as permitted by Section
  6.15(a)-(e))


      PERMITTED MAXIMUM

         Net Worth of the Borrower and the Subsidiaries              -----------

         Times, 10%                                                        x 10%
                                                                     -----------

         Equals, total permitted maximum
                                                                     -----------

      ACTUAL                                                         -----------

SECTION 6.19.1 -- COVERAGE RATIO

   REQUIRED MINIMUM                                                         2.5x
   ACTUAL

   Net Income (excluding for the period from June 30, 1995
   through June 30, 1997, the effect of pre-tax Restructuring
   Charges of up to $40,000,000)*
                                                                  --------------

   Plus, income and franchise taxes accrued and
   deducted in the determination of Net Income*
                                                                  --------------

   Plus, Interest Expense*
                                                                  --------------

   Plus, amortization and depreciation deducted in the
   determination of Net Income*
                                                                  --------------

   Equals, EBITDA
                                                                  --------------

   Minus, Capital Expenditures*
                                                                  --------------

   Equals, ratio numerator
                                                                  --------------

   Divided by, Interest Expense*
                                                                  --------------

   Equals, actual coverage ratio                                              x
                                                                  --------------


   * for the Borrower and its Subsidiaries on a consolidated basis for the four fiscal quarters ending on the date of determination

SECTION 6.19.2 -- TOTAL DEBT TO TOTAL CAPITALIZATION RATIO          ($ MILLIONS)
--------------    ----------------------------------------          ------------
   PERMITTED MAXIMUM                                                        50%*

   ACTUAL

   Total Debt                                                       ------------

   Plus, Stockholders' Equity                                       ------------

   Equals, Total Capitalization                                     ------------

   Actual ratio of Total Debt to Total Capitalization               -----------%


  *May increase to up to 60% for up to one year after the date of a Specified Acquisition approved by the board of directors (or functional equivalent thereof) of the acquired business; provided that, prior to effecting any such acquisition, the Borrower provides the Agent and the Lenders financial projections covering the 12 months beginning on or about the date of such acquisition and showing that (a) the financing of such acquisition will not otherwise cause any Default or Unmatured Default during such period and (b) the ratio of Total Debt to Capitalization will be 50% or less with such 12-month period.

                                   EXHIBIT H

                                    FORM OF
                              ASSIGNMENT AGREEMENT


         This Assignment Agreement (this "Assignment Agreement") between ________________________ (the "Assignor") and _______________________ (the
"Assignee") is dated as of ____________________, ____. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, supplemented, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the Loans and the other Loan Documents. [The aggregate Revolving Credit Commitment (or Revolving Credit Loans and Letter of Credit Exposure, if the applicable Revolving Credit Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.] [The aggregate Swing Loans purchased by the Assignee hereunder is set forth in Item 4 of Schedule I.]

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent pursuant to
Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Advances assigned to the Assignee hereunder, and (b) with respect to each Eurocurrency Loan [and Singaporean Rate Loan] made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Interest Period therefor, (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurocurrency Loan [and Singaporean Rate Loan] either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Loan [and Singaporean Rate Loan] assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Loan [and Singaporean Rate Loan] shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Eurocurrency Loan [and Singaporean Rate Loan] assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurocurrency Loan [and Singaporean Rate Loan] (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurocurrency Loan [or Singaporean Rate Loan] sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Loan [or Singaporean Rate Loan] sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Loan [or Singaporean Rate Loan] which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurocurrency Loan [or Singaporean Rate Loan], the Assignee shall remit to the Assignor the excess of the amount paid under Section 3.5 of the Credit Agreement with respect to the portion of such Eurocurrency Loan [or Singaporean Rate Loan] assigned to the Assignee hereunder over the amount which would have been paid if such amount paid under Section 3.5 of the Credit Agreement was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (x) any principal payments received from the Agent with respect to Eurocurrency Loans [and Singaporean Rate Loans] prior to the Payment Date, and (y) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurocurrency Loans and Singaporean Rate Loans, and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of any Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of any Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

* to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

         7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.
The
obligations of the Assignee under this Section 7 shall survive the payment of all amounts hereunder and the termination of this Agreement.

         8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to and in accordance with Section 12.3 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person; provided, that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 6 and 7 hereof.

         9. REDUCTIONS OF COMMITMENT. If any reduction in the Aggregate Revolving Credit Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Revolving Credit Commitment.

         10. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                           [NAME OF ASSIGNOR]


                                           By:
                                             ---------------------------------

                                           Title:
                                                ------------------------------

                                           -----------------------------------

                                           -----------------------------------



                                           [NAME OF ASSIGNEE]


                                           By:
                                             ---------------------------------

                                           Title:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------

                                   SCHEDULE 1
                           TO ASSIGNMENT AGREEMENT


1.       Description and Date of Credit Agreement:

                That certain Amended and Restated Credit Agreement dated as of March 20, 1997, as from time to time amended, modified or otherwise supplemented, among Cooper Cameron Corporation, Cooper Cameron (U.K.) Limited, Cameron France, S.A., Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd., the financial institutions named therein, the Co-Agents named therein and The First National Bank of Chicago, individually and as Agent.

2.       Date of Assignment Agreement:  _____________  ___, ______

3.       Amounts (As of Date of Item 2 above):

         a.     Total of Revolving Commitments (Loans)*
                under Credit Agreement                           $__________

         b.     Assignee's percentage of the Revolving
                Credit (Loans)* Commitments and Letter
                of Credit Exposure purchased under
                the Assignment Agreement**                       __________%

         c.     Total of [Canadian] [Singaporean] Swing
                Loans under the Credit Agreement                 $__________

         d.     Assignee's percentage of [Canadian]
                [Singaporean] Swing Loans purchased
                under the Assignment Agreement                   __________%

4.       a.     Assignee's aggregate (Loan amount)*
                Revolving Credit Commitment amount
                purchased hereunder                              $__________

         b.     Assignee's aggregate Letter of Credit
                Exposure purchased hereunder                     $__________

         c.     Assignee's aggregate [Canadian]
                [Singaporean] Swing Loans purchased
                hereunder                                        $__________

5.       Proposed Effective Date:                                 __________

Accepted and Agreed:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]


By:                                         By:
   ----------------------------               --------------------------------
Name:                                       Name:
     --------------------------                 ------------------------------
Title:                                      Title:
      -------------------------                   ----------------------------


 * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**       Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT


         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT I
                            TO ASSIGNMENT AGREEMENT


                              NOTICE OF ASSIGNMENT

                                                         ______________ __, ____

To:             Cooper Cameron Corporation
                515 Post Oak Boulevard, Suite 1200
                Houston, Texas  77027
                Attn:  Thomas R. Hix, Chief Financial Officer

                The First National Bank of Chicago
                One First National Plaza
                Chicago, IL  60670

From:    [NAME OF ASSIGNOR] (the "Assignor")

                [NAME OF ASSIGNEE] (the "Assignee")


                1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto. Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

                2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

                3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _________ _ , ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, such interest in the Assignor's Revolving Credit Commitment (if applicable), Letter of Credit Exposure, and the Revolving Credit Loans owing to the Assignor relating to such facilities [and Swing Loans]. The effective date of the Assignment (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent; provided, that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in
Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee.
At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section
12.3.2 of the Credit Agreement.

                6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement Notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Notes received by it from the Borrower upon its receipt of new Notes in the appropriate amount.

                7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                       [NAME OF ASSIGNEE]


By:                                      By:
   ------------------------                 --------------------------
Name:                                    Name:
    -----------------------                  -------------------------
Title:                                   Title:
     ----------------------                   ------------------------

ACKNOWLEDGED AND CONSENTED TO                  ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF                  BY COOPER CAMERON CORPORATION
CHICAGO, as Agent


By:                                            By:
  ---------------------------                    -----------------------------
Name:                                          Name:
    -------------------------                      ---------------------------
Title:                                         Title:
     ------------------------                       --------------------------



                 [Attach photocopy of Schedule 1 to Assignment]

                                  SCHEDULE 2.9
                                PAYMENT OFFICES

THE FIRST NATIONAL BANK OF CHICAGO

1.       US Dollars

         The First National Bank of Chicago
         Attn:  DCS Incoming Clearing Account
         One First National Plaza
         Chicago, Illinois  60670
         Acct. No.:  7521-7653
         ABA No.:  071000013

2.       British Sterling

         Midland Bank PLC - London
         International Division
         London, ENGLAND
         Acct. No.:  35202851
         SWIFT Address:  MIDLGB22

3.       French Francs

         Credit Commerciale de France
         103 Avenue des Champes-Elysees
         Paris, FRANCE
         Acct. No.:  00203501611
         SWIFT Address:  CCFRFRPP

4.       Deutsche Marks

         Swiss Bank Corporation/
         Schweizerscher Bankverein Deutschland
         Ulmentrasse 30 (D-6000)
         Frankfurt, GERMANY
         Acct. No.:  111550-5005
         SWIFT Address:  SBCODEFF

5.       Singapore Dollars

         Overseas Union Bank, Limited
         60 Robinson Road
         Singapore 0106, Singapore
         Acct. No.: 1410046515150
         SWIFT Address: OUBKSGSG

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

1.       US Dollars

         Bank of America Illinois
         Chicago, Illinois  60697
         Acct. No.:  4703421
         ABA No.:  071000039
         Attn:  Loan Department
         Ref:   Cooper Cameron Corporation
         Telephone:    (312) 828-4575
         Fax:          (312) 974-9626

2.       British Sterling

         Midland Bank PLC
         For the Account of Bank of America Illinois
         Nassau Account No. 35189445
         Ref:  Cooper Cameron Corporation

3.       French Francs

         Banque Paribas, Paris, France
         For the Account of Bank of America Illinois
         Nassau Account No. 44311B
         Ref:  Cooper Cameron Corporation

4.       Deutsche Marks

         Bank of America Frankfurt
         For the Account of Bank of America Illinois
         Nassau Account No. 15129-008
         Ref:  Cooper Cameron Corporation

5.       Singapore Dollars

         Bank of America Singapore
         For the Account of Bank of America Illinois
         USD A/C 43628-027, SGD A/C 43628-035
         SWIFT Address: BOFASG2X
         Ref: Cooper Cameron Corporation

THE BANK OF NOVA SCOTIA

1.       US Dollars

         The Bank of Nova Scotia, New York Agency
         ABA No.:  026002532
         For further credit to Atlanta Agency
         Acct. No.:  0606634
         Re:  Cooper Cameron Corporation
         Attn:  Cleve Bushey

2.       British Sterling

         The Bank of Nova Scotia
         Scotia House, 33 Finsbury Square
         London
         Acct. No.:  0992301442
         For credit to BNS Toronto - Int'l Banking Division
         Ref:  Atlanta Agency/Cooper Cameron
         SWIFT Address:  NOSCGB22

3.       French Francs

         Credit Commercial de France
         Paris
         Acct. No.:  002034477221
         For credit to BNS Toronto - Int'l Banking Division
         Ref:  Atlanta Agency/Cooper Cameron
         SWIFT Address:  CCFRFPPP

4.       Deutsche Marks

         Deutsche Bank AG Frankfurt
         Acct. No.:  100 9510579 0000
         For credit to BNS Toronto - Int'l Banking Division
         Ref: Atlanta Agency/Cooper Cameron
         SWIFT Address:  DEUTDEFF

         5.     Singapore Dollars

         The Bank of Nova Scotia
         Acct. No.: 082/32/80008
         Favour Bank of Nova Scotia Toronto
         Ref:  Atlanta Agency/Cooper Cameron
         SWIFT Address: NOSCSGSG

THE CHASE MANHATTAN BANK

1.       US Dollars

         The Chase Manhattan Bank
         New York,  NY
         ABA No.:  021000021
         Acct. No.:  900-9-000036
         Telephone:  (212) 552-7414
         Telecopy:  (212) 552-5777

2.       British Sterling

         The Chase Manhattan Bank
         London, ENGLAND
         Acct. No.:  1200-4677
         for Chase Nassau Account
         Ref:  Cooper-Cameron
         Attn: Ruth Tortorici

3.       French Francs

         Caisse Nationale Credit Agricole
         Paris, FRANCE
         Acct. No.:  00995-3045-2000-0
         for Chase Nassau Account
         Ref:  Cooper-Cameron
         Attn: Ruth Tortorici

4.       Deutsche Marks

         Chase Bank AG
         Frankfurt, GERMANY
         Acct. No.:  623-12-00178
         for Chase Nassau Account
         Ref:  Cooper-Cameron
         Attn: Ruth Tortorici

         5.     Singapore Dollars

         The Chase Manhattan Bank
         Singapore
         for Chase Nassau Acct. No. 0121 869320
         Ref: Cooper Cameron
         Attn: Ruth Tortorici

6.       Canadian Dollars
         Bank of Montreal
         Toronto, CANADA
         for Chase Nassau Acct. No. 3144-1001-537
         Ref: Cooper-Cameron
         Attn: Ruth Tortorici

COMMERZBANK AKTIENGESELLSCHAFT
         ATLANTA AGENCY

1.       US Dollars

         Commerzbank Aktiengesellschaft, New York Branch
         2 World Financial Center
         New York, New York  10281
         F/C Atlanta Agency
         Ref:  Cooper Cameron Corporation
         ABA No.:  026008044
         Telephone:  (212) 266-7200
         Fax:   (212) 266-7235

2.       British Sterling

         Commerzbank Aktiengesellschaft, London Branch
         Commerzbank House
         23 Austin Friars
         PO Box 286
         GB-London, EC2P 2 JD
         F/C Atlanta Agency
         Ref:  Cooper Cameron Corporation
         Acct. No.:  160-940150600
         SWIFT Address:  OELBATWW

3.       French Francs

         Commerzbank Aktiengesellschaft, Paris Branch
         3, Place de l'Opera, F-75002
         Paris, France
         F/C Atlanta Agency
         Ref:  Cooper Cameron Corporation
         Acct. No.:  140-940150600
         SWIFT Address:  COBAFRPX

         4.     Deutsche Marks

         Commerzbank Aktiengesellschaft, Frankfurt Branch Neue Mainzer Str. 32-36 60311 Frankfurt a. M. F/C Atlanta Agency Ref: Cooper Cameron Corporation Acct. No.: 400-940150600 SWIFT Address: COBADEFF

5.       Singapore Dollars

         Commerzbank AG
         F/C Atlanta Agency
         Ref.: Cooper Cameron Corporation
         Acct, no.: 167-940150600
         SWIFT Address: COBASGSX

CREDIT LYONNAIS NEW YORK BRANCH

1.       US Dollars

         Credit Lyonnais New York
         Attn:  Loan Servicing Department
         Ref:  Cooper Cameron Corporation
         1301 Avenue of the Americas
         New York, New York  10019
         ABA No.:  026008073
         Holdover Credit 01 881792140
         Ref:  Cooper Cameron Corporation
         Contact:  Richard Pilonski
         Telephone:  (212) 261-7640

2.       British Sterling

         Credit Lyonnais London
         London, England
         Acct. No.:  00916113400100
         Ref:  Cooper Cameron Corporation
         CHAPS Sort Code:  165209
         SWIFT Address:  CRLYGB2L

3.       French Francs

         Credit Lyonnais Paris
         Paris, France
         Acct. No.:  09100081730
         Ref:  Cooper Cameron Corporation
         Code Banque:  30002
         SWIFT Address:  CRLYFRPP

4.       Deutsche Marks

         Bankers Trust International, Plc
         Frankfurt, Germany
         Acct. No.:  832230028
         Ref:  Cooper Cameron Corporation
         SWIFT Address:  BKTDDEFF





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
5.       Singapore Dollars

         Credit Lyonnais Singapore
         Singapore 0104, Singapore
         Acct. no.: 11 215137 320 40 090
         Ref:   Cooper Cameron Corporation
         Telephone: 65 535 94 77
         Telecopy: 65 532 28 34

NATIONAL WESTMINSTER BANK PLC

1.       US Dollars

         National Westminster Bank Plc
         New York Branch
         175 Water Street
         New York, New York  10038
         Attn: Donna Weiss
         ABA No.:  026002749
         Acct. No.: 89016815

2.       British Sterling

         National Westminster Bank
         NatWest Tower
         25 Old Broad Street
         London EC2N IHQ England
         Nostro Acct. No.: 3100203020258
         Nostro Branch 50
         SWIFT Address:  NWBKGB2L

3.       French Francs

         Societe Generale Paris
         29 Boulevard Haussmann
         75009 Paris France
         Nostro Acct. No.:  00101764471
         Nostro Branch 50
         SWIFT Address:  SOGEFRPP

4.       Deutsche Marks

         NatWest AG Frankfurt
         Feldbergstrasse 35
         P.O. Box 111061
         6000 Frankfurt am Main I
         Germany
         Nostro Acct. No.:  1187175003
         Nostro Branch 50
         SWIFT Address:  NWBKDEFF

5.       Singapore Dollars

         Overseas-Chinese Banking Corp. Ltd.
         Singapore
         Nostro Account no.: 501-352603-001
         Nostro Branch 50
         SWIFT Address: OCBCSGSG

NATIONSBANK OF TEXAS, N.A.

1.       US Dollars

         NationsBank of Texas, N.A.
         901 Main Street
         Dallas, Texas  75202
         ABA No.:  111000025
         Acct. No.:  1292000883
         Acct. Name:  Corporate Loans Funds Transfer
         Ref:  Cooper Cameron Corporation

2.       British Sterling

         Midland Bank PLC, London
         Acct. No.:  00478549
         By order of NationsBank Texas Nassau Further Credit to Cooper Cameron Corp.
         SWIFT Address:  MIDLGB22 Use SWIFT payment MT202

3.       French Francs

         Societe Generale, Paris
         Acct. No.:  001014429200
         By order of NationsBank Texas Nassau Further Credit to Cooper Cameron Corp.
         SWIFT Address:  SOGEFRPP Use SWIFT payment MT202

4.       Deutsche Marks

         Commerzbank, Frankfurt
         Acct. No.:  400887531200
         By order of NationsBank Texas Nassau Further Credit to Cooper Cameron Corp.
         SWIFT Address:  COBADEFF Use SWIFT payment MT202

5.       Singapore Dollars

         Overseas Chinese Banking Group
         Acct. no.: 501097620001
         By order of NationsBank Texas Nassau Further Credit to Cooper Cameron Corp.
         SWIFT Address: OCBCSGSG Use SWIFT payment MT202

ABN AMRO BANK N.V.

1.       US Dollars

         ABN AMRO New York
         ABA No.:  026009580
         For credit to ABN AMRO Houston Agency
         Acct. No.:  651001071541
         Attn:  Patricia Baker
         Ref:  Cooper Cameron

2.       British Sterling

         Lloyds Bank PLC - London
         CHAPS No. 30-96-34
         ABN AMRO Chicago Treasury
         Acct. No.:  01001036
         Favor:  Grand Cayman

3.       French Francs

         Banque de Neuflize Schlumberger Mallet - Paris
         ABN AMRO Chicago Treasury
         Acct. No.:  00.12040.12862.00
         Favor:  Grand Cayman

4.       Deutsche Marks

         Dresdner Bank - Frankfurt
         ABN AMRO  Chicago Treasury
         Acct. No.:  8.182.930.00
         Favor:  Grand Cayman

5.       Singapore Dollars

         ABN AMRO Singapore
         ABN AMRO Chicago Treasury
         Acct. no.: 28 00 349
         Favor: Grand Cayman
         SWIFT Address: ABNASGSG

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

1.       US Dollars

         Morgan Guaranty Trust Co., New York
         ABA No.: 021-000-238
         For account of: Australia and New Zealand Banking Group Limited Acct. No.: 631-00-888
         Ref:  Cooper Cameron Corporation
         Attn:  Loan Administration

2.       British Sterling

         ANZ London
         Minerva House
         P.O. Box 7
         Montague Close
         London, England
         SWIFT Address:  ANZBGB2L
         For account of:  ANZ New York

3.       French Francs

         ANZ Paris
         6 Rue de Berri
         75008 Paris
         France
         SWIFT Address:  ANZBFRPP
         For account of:  ANZ New York

4.       Deutsche Marks

         ANZ Frankfurt
         Mainzer Landstrasse 46
         60325 Frankfurt am Main
         Germany
         SWIFT Address:  ANZBDEFF
         For account of:  ANZ New York

  5.     Singapore Dollars

         ANZ Bank Singapore
         10 Collyer Quay, #17-01/07
         Ocean Building
         Singapore 0104
         SWIFT Address: ANZBSGSX
         For account of: ANZ New York

PNC BANK, NATIONAL ASSOCIATION

1.       US Dollars

         PNC Bank, National Association
         ABA No.:  043-000096
         Acct.:  Cooper Cameron Attn:  Loan and Collateral
         Acct. No.:  196060890

2.       British Sterling

         Coutts & Company
         International Banking Office
         27 Bush Loan
         Cannon Street
         London EC4ROAA England
         SWIFT Address:  COUTGB22
         Beneficiary Acct.:  PNC Bank, N.A., Pittsburgh
         Acct. No.:  8384533

3.       French Francs

         Societe Generale
         29 Boulevard Haussman
         75009 Paris, France
         SWIFT Address:  SOGEFRPP
         Beneficiary Acct.:  PNC Bank, N.A., Pittsburgh
         Acct. No.:  001014438780

4.       Deutsche Marks

         Deutsche Bank AG
         TZE/Bankenbateilung Postfach 5223
         6236 Eachborn 1
         Frankfurt, Germany
         SWIFT Address:  DEUTDEFF
         Beneficiary Acct.:  PNC Bank, N.A., Pittsburgh
         Acct. No.:  100-9586876-0000

5.       Singapore Dollars

         Development Bank of Singapore Ltd.
         DBS Building
         6 Shenton Way
         SWIFT Address: DBSSSGSG
         Beneficiary Acct.: PNC Bank, N.A., Pittsburgh
         Acct. no.: 37-0056-6
         Ref.: Attn: Forex Corporate Operations

ROYAL BANK OF CANADA

1.       US Dollars

         Chase Manhattan Bank, N.A.
         New York, New York
         ABA No.:  021000021
         Acct. No.:  920-1-033363 c/o Royal Bank of Canada, NY
         For further credit to account no. 2185999
         Ref:  Cooper Cameron Corporation

2.       British Sterling

         Barclays Bank PLC, London
         For Account of:  RBC IMM Toronto
         Acct. No.:  50251887
         Ref:  Cooper Cameron Corporation

3.       French Francs

         Banque Nationale de Paris, Paris
         For Account of:  RBC IMM Toronto
         Acct. No.:  040407642
         Ref:  Cooper Cameron Corporation

4.       Deutsche Marks

         Deutsche Bank AG, Frankfurt
         For Account of:  RBC IMM Toronto
         Acct. No.:  10095111970000
         Ref:  Cooper Cameron Corporation

5.       Singapore Dollars

         Royal Bank of Canada (Singapore)
         For Account of: RBC IMM Toronto
         Acct. no.: 5902911
         Ref: Cooper Cameron Corporation

SOCIETE GENERALE, SOUTHWEST AGENCY

1.       US Dollars

         Societe Generale, New York
         1221 Avenue of the Americas
         New York, New York  10020
         ABA No.:  026 004 226
         FFC Cooper Cameron Corporation
         Acct. No.:  9031685

2.       British Sterling

         Societe Generale
         London, England
         Acct. No.:  03100235
         SWIFT Address:  SOGEGB2LLON

3.       French Francs

         Societe Generale
         Paris, France
         Acct. No.:  001014445870
         SWIFT Address:  SOGEFRPP

4.       Deutsche Marks

         Societe Generale, S.A.
         Frankfurt, Germany
         Acct. No.:  891410-801119
         SWIFT Address:  SOGEDEFF

5.       Singapore Dollars

         Societe Generale
         Singapore
         F/C/T SG - New York
         Acct. no.: 100800081012
         Ref.: Cooper Cameron
         SWIFT Address: SOGESGSG